SECURITY AGREEMENT

CALLIOPE CAPITAL CORPORATION.

PROLINK HOLDINGS CORP.

and

EACH ELIGIBLE SUBSIDIARY NAMED HEREIN

Dated: August 17, 2007

i

ii

SECURITY AGREEMENT

This Security Agreement is made as of August 17, 2007 by and among CALLIOPE CAPITAL CORPORATION, a Delaware corporation (“Calliope”), PROLINK HOLDINGS CORP., a Delaware corporation (the “Parent”), and each party listed on Exhibit A attached hereto (each an “Eligible Subsidiary” and collectively, the “Eligible Subsidiaries”) (the Parent and each Eligible Subsidiary, each a “Company” and collectively, the “Companies”).

BACKGROUND

The Companies have requested that Calliope make advances available to the Companies; and

Calliope has agreed to make such advances on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and undertakings and the terms and conditions contained herein, the parties hereto agree as follows:

1. General Definitions and Terms; Rules of Construction.

(a) General Definitions. Capitalized terms used in this Agreement shall have the meanings assigned to them in Annex A.

(b) Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with GAAP and all financial computations shall be computed, unless specifically provided herein, in accordance with GAAP consistently applied.

(c) Other Terms. All other terms used in this Agreement and defined in the UCC, shall have the meaning given therein unless otherwise defined herein.

(d) Rules of Construction. All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words “herein”, “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term “or” is not exclusive. The term “including” (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement or the Ancillary Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

2. Loan Facility.

(a) Revolving Loans.

(i) (A) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Calliope may make revolving loans (the “Receivable Revolving Loans”) to the Companies from time to time during the Revolver Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x) (I) the Capital Availability Amount minus (II) such reserves as Calliope may reasonably in its good faith judgment deem proper and necessary from time to time (the “Reserves”) minus (III) the aggregate outstanding principal balance of the Purchase Order Revolving Loans and (y) an amount equal to (I) the Accounts Availability minus (II) the Reserves. The amount derived at any time from Section 2(a)(i)(A)(y)(I) minus 2(a)(i)(A)(y)(II) shall be referred to as the “Receivable Formula Amount.”

(B) Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Calliope may make additional revolving loans (the “Purchase Order Revolving Loans” together with the Receivable Revolving Loans, the “Revolving Loans”) to the Companies from time to time during the Revolver Term which, in the aggregate at any time outstanding, will not exceed the lesser of (x)(I) the Capital Availability Amount minus (II) the Reserves minus (III) the aggregate outstanding principal balance of the Receivable Revolving Loans and (y) an amount equal to (I) the Purchase Order Availability minus (II) the Reserves. The amount derived at any time from Section 2(a)(i)(B)(y)(I) minus 2(a)(i)(B)(y)(II) shall be referred to as the “Purchase Order Formula Amount”.

(C) The Companies shall, jointly and severally, execute and deliver to Calliope on the Closing Date the Secured Revolving Note and the Secured Convertible Term Note. The Companies hereby each acknowledge and agree that Calliope’s obligation to purchase the Secured Revolving Note and the Secured Convertible Term Note from the Companies on the Closing Date shall be contingent upon the satisfaction (or waiver by Calliope in its sole discretion) of the items and matters set forth in the closing checklist provided by Calliope to the Companies on or prior to the Closing Date. The Companies hereby each further acknowledge and agree that, immediately prior to each borrowing hereunder and immediately after giving effect thereto, the Companies shall be deemed to have certified to Calliope that at the time of each such proposed borrowing and also after giving effect thereto (i) there shall exist no Event of Default, (ii) all representations, warranties and covenants made by the Companies in connection with this Agreement and the Ancillary Agreements are true, correct and complete and (iii) all of each Company’s and its respective Subsidiaries’ covenant requirements under this Agreement and the Ancillary Agreements have been met. The Companies hereby agree to provide a certificate confirming the foregoing concurrently with each request for a borrowing hereunder.

(ii) Notwithstanding the limitations set forth above, if requested by any Company, Calliope retains the right to lend to such Company from time to time such amounts in excess of such limitations as Calliope may determine in its sole discretion. In connection with each such request by one or more Companies, the Companies shall be deemed to have certified, as of the time of such proposed borrowing and immediately after giving effect thereto, to the satisfaction of all Overadvance Conditions. For purposes hereof, “Overadvance Conditions” means (i) no Event of Default shall exist and be continuing as of such date; (ii) all representations, warranties and covenants made by the Companies in connection with the Security Agreement and the Ancillary Agreements shall be true, correct and complete as of such date; and (iii) the Companies and their respective Subsidiaries shall have taken all action necessary to grant Calliope “control” over all of the Companies’ and their respective Subsidiaries’ Deposit Accounts (the “Control Accounts”), with any agreements establishing “control” to be in form and substance satisfactory to Calliope. “Control” over such Control Accounts shall be released upon the indefeasible repayment in full and termination of the Overadvance (together with all accrued interest and fees which remain unpaid in respect thereof). The Companies hereby agree to provide a certificate confirming the satisfaction of the Overadvance Conditions concurrently with the request for same.

(iii) The Companies acknowledge that, in the exercise of its reasonable credit judgment, Calliope may increase the advance percentages used in determining Accounts Availability and may decrease the advance percentages used in determining Accounts Availability for reasons relating to either an increase in dilution or other deterioration of the Accounts, in each case as determined by Calliope in its reasonable discretion. Each of the Companies hereby consent to any such increases or decreases which may limit or restrict advances requested by the Companies.

(iv) If any interest, fees, costs or charges payable to Calliope hereunder are not paid when due, each of the Companies shall thereby be deemed to have requested, and Calliope is hereby authorized at its discretion to make and charge to the Companies’ account, a Revolving Loan as of such date in an amount equal to such unpaid interest, fees, costs or charges.

(v) If any Company at any time fails to perform or observe any of the covenants contained in this Agreement or any Ancillary Agreement, Calliope may, but need not, perform or observe such covenant on behalf and in the name, place and stead of such Company (or, at Calliope’s option, in Calliope’s name) and may, but need not, take any and all other actions which Calliope may deem necessary to cure or correct such failure (including the payment of taxes, the satisfaction of Liens, the performance of obligations owed to Account Debtors, lessors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments). The amount of all monies expended and all costs and reasonable expenses (including attorneys’ fees and legal expenses) incurred by Calliope in connection with or as a result of the performance or observance of such agreements or the taking of such action by Calliope shall be charged to the Companies’ account as a Revolving Loan and added to the Obligations. To facilitate Calliope’s performance or observance of such covenants by each Company, each Company hereby irrevocably appoints Calliope, or Calliope’s delegate, acting alone, as such Company’s attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of such Company any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by such Company.

(vi) Calliope will account to Company Agent monthly with a statement of all Loans and other advances, charges and payments made pursuant to this Agreement, and such account rendered by Calliope shall be deemed final, binding and conclusive unless Calliope is notified by Company Agent in writing to the contrary within thirty (30) days of the date each account was rendered specifying the item or items to which objection is made.

(vii) During the Revolver Term, the Companies may borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions hereof.

(viii) If any Eligible Account or any Eligible Credit Insured Account is not paid by the Account Debtor within ninety (90) days after the date that such Eligible Account or such Eligible Credit Insured Account, as applicable, was invoiced or if any Account Debtor asserts a deduction, dispute, contingency, set-off, or counterclaim with respect to any Eligible Account or any Eligible Credit Insured Account, (a “Delinquent Account”), the Companies shall jointly and severally (i) reimburse Calliope for the amount of the Receivable Revolving Loans made with respect to such Delinquent Account plus an adjustment fee in an amount equal to one-half of one percent (0.50%) of the gross face amount of such Delinquent Account or (ii) immediately replace such Delinquent Account with an otherwise Eligible Account or Eligible Credit Insured Account.

(ix) If the Purchase Order Price set forth in any Eligible Purchase Order is not paid by the Approved Leasing Company within the lesser of (A) thirty (30) days of the date the Products set forth in such Eligible Purchase Order are shipped to the applicable Golf Course Customer and (B) the date the applicable Golf Course Customer rejects the Products delivered pursuant to such Purchase Order (a “Delinquent Purchase Order”), the Companies shall jointly and severally reimburse Calliope for the amount of the Purchase Order Revolving Loan made with respect to such Delinquent Purchase Order plus an adjustment fee in an amount equal to one half of one percent (0.50%) of the Purchase Price set forth in such Delinquent Purchase Order.

(b) Term Loan. Subject to the terms and conditions set forth herein and in the Ancillary Agreements, Calliope shall make a term loan (the “Term Loan”) to Company Agent (for the benefit of Companies) in an aggregate amount equal to $4,000,000. The Term Loan shall be advanced on the Closing Date and shall be, with respect to principal, payable in consecutive monthly installments of principal commencing on September 1, 2008 and on the first day of each month thereafter, subject to acceleration upon the occurrence of an Event of Default or termination of this Agreement. The Term Loan shall be evidenced by the Secured Convertible Term Note.

3. Repayment of the Loans. The Companies (a) may prepay the Obligations from time to time in accordance with the terms and provisions of the Notes (and Section 17 hereof if such prepayment is due to a termination of this Agreement); (b) shall repay on the expiration of the Term Loan Term (i) the then aggregate outstanding principal balance of the Term Loan together with accrued and unpaid interest, fees and charges and: (ii) all other amounts owed Calliope under the Secured Convertible Term Note; (c) shall repay on the expiration of the Revolver Term (i) the then aggregate outstanding principal balance of the Revolving Loans together with accrued and unpaid interest, fees and charges and; (ii) all other Obligations in respect of the Revolving Loans owed Calliope under this Agreement and the Ancillary Agreements; (c) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Receivable Revolving Loans are in excess of the Receivable Formula Amount at such time, Receivable Loans in an amount equal to such excess; and (d) subject to Section 2(a)(ii), shall repay on any day on which the then aggregate outstanding principal balance of the Purchase Order Revolving Loans are in excess of the Purchase Order Formula Amount at such time, Purchase Order Revolving Loans in an amount equal to such excess. Any payments of principal, interest, fees or any other amounts payable hereunder or under any Ancillary Agreement shall be made prior to 12:00 noon (New York time) on the due date thereof in immediately available funds.

4. Procedure for Revolving Loans. Company Agent may by written notice request a borrowing of Revolving Loans prior to 12:00 noon (New York time) on the Business Day of its request to incur, on the next Business Day, a Revolving Loan. Together with each request for a Revolving Loan (or at such other intervals as Calliope may request), Company Agent shall deliver to Calliope a Borrowing Base Certificate in the form of Exhibit B attached hereto, which shall be certified as true and correct by the Chief Executive Officer or Chief Financial Officer of Company Agent together with all supporting documentation relating thereto. All Revolving Loans shall be disbursed from whichever office or other place Calliope may designate from time to time and shall be charged to the Companies’ account on Calliope’s books. The proceeds of each Revolving Loan made by Calliope shall be made available to Company Agent on the Business Day following the Business Day so requested in accordance with the terms of this Section 4 by way of credit to the applicable Company’s operating account maintained with such bank as Company Agent designated to Calliope. Any and all Obligations due and owing hereunder may be charged to the Companies’ account and shall constitute Revolving Loans.

5. Interest and Payments.

(a) Interest.

(i) Except as modified by Section 5(a)(iii) below, the Companies shall jointly and severally pay interest at the Receivable Loan Contract Rate or Contract Rate, as applicable, on the unpaid principal balance of each Loan until such time as such Loan is collected in full in good funds in dollars of the United States of America.

(ii) Interest and payments shall be computed on the basis of actual days elapsed in a year of 360 days. At Calliope’s option, Calliope may charge the Companies’ account for said interest.

(iii) Effective upon the occurrence of any Event of Default and for so long as any Event of Default shall be continuing, the Receivable Loan Contract Rate and Contract Rate shall automatically be increased as set forth in the Notes (such increased rate, the “Default Rate”), and all outstanding Obligations, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at the Default Rate applicable to such Obligations.

(iv) In no event shall the aggregate interest payable hereunder or under any Note exceed the maximum rate permitted under any applicable law or regulation, as in effect from time to time (the “Maximum Legal Rate”), and if any provision of this Agreement or any Ancillary Agreement is in contravention of any such law or regulation, interest payable under this Agreement and each Ancillary Agreement shall be computed on the basis of the Maximum Legal Rate (so that such interest will not exceed the Maximum Legal Rate).

(v) The Companies shall jointly and severally pay principal, interest and all other amounts payable hereunder, or under any Ancillary Agreement, without any deduction whatsoever, including any deduction for any set-off or counterclaim.

(b) Payment; Certain Closing Conditions.

(i) Payment. Upon execution of this Agreement by each Company and Calliope, the Companies shall jointly and severally pay to Laurus Capital Management, LLC, the investment manager of Calliope (“LCM”), a non-refundable payment in an amount equal to $315,000, which payment is intended to defray certain of LCM’s due diligence, legal and other expenses incurred in connection with the entering into of this Agreement and the Ancillary Agreements and all related matters. All amounts required to be paid under this Section 5(b)(i) will be paid on the Closing Date from the proceeds of the initial Loans made hereunder.

(ii) Overadvance Payment. Without affecting Calliope’s rights hereunder in the event the Revolving Loans exceed the Formula Amount (each such event, an “Overadvance”), all such Overadvances shall bear additional interest at a rate equal to one percent (1%) per month of the amount of such Overadvances for all times such amounts shall be in excess of the Formula Amount. All amounts that are incurred pursuant to this Section 5(b)(ii) shall be due and payable by the Companies monthly, in arrears, on the first Business Day of each calendar month and upon expiration of the Revolver Term.

(iii) Purchase Order Revolving Loan Fee. Contemporaneously with the making of each Purchase Order Revolving Loan, the Companies shall jointly and severally pay to Calliope a non-refundable fee in an amount equal to one percent (1.0%) of the principal amount of such Purchase Order Revolving Loan.

(iv) Expenses. The Companies shall jointly and severally reimburse Calliope for its expenses (including reasonable legal fees and expenses) incurred in connection with the preparation and negotiation of this Agreement and the Ancillary Agreements, and expenses incurred in connection with Calliope’s due diligence review of each Company and its Subsidiaries and all related matters. Amounts required to be paid under this Section 5(b)(iv) will be paid on the Closing Date from the proceeds of the initial Loans made hereunder and shall not exceed (a) $32,000 for expenses relating to the due diligence referred to in this Section 5(b)(iv), plus (b) the cost of all third party appraisals and extraordinary diligence deemed advisable or prudent by Calliope, plus (c) $28,000 for structuring fees, plus (d) the reasonable legal fees and expenses of Loeb & Loeb LLP. The Companies have previously paid a good faith deposit of $18,000 to Calliope, which shall be credited toward the Companies’ obligations to reimburse Calliope hereunder.

(v) Financial Information Default. Without affecting Calliope’s other rights and remedies, in the event any Company fails to deliver the financial information required by Section 11 on or before the date required by this Agreement, the Companies shall jointly and severally pay Calliope an aggregate fee in the amount of $250.00 per week (or portion thereof) for each such failure until such failure is cured to Calliope’s satisfaction or waived in writing by Calliope. All amounts that are incurred pursuant to this Section 5(b)(v) shall be due and payable upon receipt by the Companies of an invoice from Calliope for such amounts, which shall be paid monthly, in arrears, on the first business of each calendar month and upon expiration of the Term.

6. Security Interest.

(a) To secure the prompt payment to Calliope of the Obligations, each Company hereby assigns, pledges and grants to Calliope a continuing security interest in and Lien upon all of the Collateral. All of each Company’s Books and Records relating to the Collateral shall, until delivered to or removed by Calliope, be kept by such Company in trust for Calliope until all Obligations have been paid in full. Each confirmatory assignment schedule or other form of assignment hereafter executed by each Company shall be deemed to include the foregoing grant, whether or not the same appears therein.

(b) Each Company hereby (i) authorizes Calliope to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets and personal property of such Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the applicable jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Calliope to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Each Company acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Calliope and agrees that it will not do so without the prior written consent of Calliope, subject to such Company’s rights under Section 9-509(d)(2) of the UCC.

(c) Each Company hereby grants to Calliope an irrevocable, non-exclusive license (exercisable upon the termination of this Agreement due to an occurrence and during the continuance of an Event of Default without payment of royalty or other compensation to such Company) to use, transfer, license or sublicense any Intellectual Property now owned, licensed to, or hereafter acquired by such Company, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer and automatic machinery software and programs used for the compilation or printout thereof, and represents, promises and agrees that any such license or sublicense is not and will not be in conflict with the contractual or commercial rights of any third Person; provided, that such license will terminate on the termination of this Agreement and the payment in full of all Obligations.

7. Representations, Warranties and Covenants Concerning the Collateral. Each Company represents, warrants (each of which such representations and warranties shall be deemed repeated upon the making of each request for a Revolving Loan and made as of the time of each and every Revolving Loan hereunder) and covenants as follows:

(a) all of the Collateral (i) is owned by it free and clear of all Liens (including any claims of infringement) except those in Calliope’s favor and Permitted Liens and (ii) is not subject to any agreement prohibiting the granting of a Lien or requiring notice of or consent to the granting of a Lien.

(b) it shall not encumber, mortgage, pledge, assign or grant any Lien in any Collateral or any other assets to anyone other than Calliope and except for Permitted Liens.

(c) the Liens granted pursuant to this Agreement, upon due completion of the filings of UCC-1 financing statements in respect of each grantor of such Liens in the applicable filing offices of the states of organization of such grantor and the completion of the other filings and actions listed on Schedule 7(c) (which, in the case of all filings and other documents referred to in said Schedule, have been delivered to Calliope in duly executed form) constitute valid perfected security interests in all of the Collateral in favor of Calliope as security for the prompt and complete payment and performance of the Obligations, enforceable in accordance with the terms hereof against any and all of its creditors and purchasers and such security interest is prior to all other Liens in existence on the date hereof.

(d) no effective security agreement, mortgage, deed of trust, financing statement, equivalent security or Lien instrument or continuation statement covering all or any part of the Collateral is or will be on file or of record in any public office, except those relating to Permitted Liens.

(e) it shall not dispose of any of the Collateral whether by sale, lease or otherwise except for the sale of Inventory in the ordinary course of business and for the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment having an aggregate fair market value of not more than $25,000 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Calliope’s first priority security interest or are used to repay Loans or to pay general corporate expenses, or (ii) following the occurrence of an Event of Default which continues to exist the proceeds of which are remitted to Calliope to be held as cash collateral for the Obligations.

(f) it shall defend the right, title and interest of Calliope in and to the Collateral against the claims and demands of all Persons whomsoever, and take such actions, including (i) all actions necessary to grant Calliope “control” of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper owned by it, with any agreements establishing control to be in form and substance satisfactory to Calliope, (ii) the prompt (but in no event later than five (5) Business Days following Calliope’s request therefor) delivery to Calliope of all original Instruments, Chattel Paper, negotiable Documents and certificated Stock owned by it (in each case, accompanied by stock powers, allonges or other instruments of transfer executed in blank), (iii) notification of Calliope’s interest in Collateral at Calliope’s request, and (iv) the institution of litigation against third parties as shall be prudent in order to protect and preserve its and/or Calliope’s respective and several interests in the Collateral.

(g) it shall promptly, and in any event within five (5) Business Days after the same is acquired by it, notify Calliope of any commercial tort claim (as defined in the UCC) acquired by it and unless otherwise consented by Calliope, it shall enter into a supplement to this Agreement granting to Calliope a Lien in such commercial tort claim.

(h) it shall place notations upon its Books and Records and any of its financial statements to disclose Calliope’s Lien in the Collateral.

(i) if it retains possession of any Chattel Paper or Instrument with Calliope’s consent, upon Calliope’s request such Chattel Paper and Instruments shall be marked with the following legend: “This writing and obligations evidenced or secured hereby are subject to the security interest of Calliope Capital Corporation.” Notwithstanding the foregoing, upon the reasonable request of Calliope, such Chattel Paper and Instruments shall be delivered to Calliope.

(j) it shall perform in a reasonable time all other steps requested by Calliope to create and maintain in Calliope’s favor a valid perfected first Lien in all Collateral subject only to Permitted Liens.

(k) it shall notify Calliope promptly and in any event within three (3) Business Days after obtaining knowledge thereof (i) of any event or circumstance that, to its knowledge, would cause Calliope to consider any then existing Account as no longer constituting an Eligible Account or an Eligible Credit Insured Account; (ii) of any material delay in its performance of any of its obligations to any Account Debtor; (iii) of any assertion by any Account Debtor of any material claims, offsets or counterclaims; (iv) of any allowances, credits and/or monies granted by it to any Account Debtor; (v) of all material adverse information relating to the financial condition of an Account Debtor; (vi) of any material return of goods; and (vii) of any loss, damage or destruction of any of the Collateral.

(l) all Eligible Accounts and Eligible Credit Insured Accounts (i) represent complete bona fide transactions which require no further act under any circumstances on its part to make such Accounts payable by the Account Debtors, (ii) are not subject to any present, future contingent offsets or counterclaims, and (iii) do not represent bill and hold sales, consignment sales, guaranteed sales, sale or return or other similar understandings or obligations of any Affiliate or Subsidiary of such Company. It has not made, nor will it make, any agreement with any Account Debtor for any extension of time for the payment of any Account, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance for prompt or early payment allowed by it in the ordinary course of its business consistent with historical practice and as previously disclosed to Calliope in writing.

(m) it shall keep and maintain its Equipment in good operating condition, except for ordinary wear and tear, and shall make all necessary repairs and replacements thereof so that the value and operating efficiency shall at all times be maintained and preserved. It shall not permit any such items to become a Fixture to real estate or accessions to other personal property.

(n) it shall maintain and keep all of its Books and Records concerning the Collateral at its executive offices listed in Schedule 12(aa).

(o) it shall maintain and keep the tangible Collateral at the addresses listed in Schedule 12(aa), provided, that it may change such locations or open a new location, provided that it provides Calliope at least thirty (30) days prior written notice of such changes or new location and (ii) prior to such change or opening of a new location where Collateral having a value of more than $50,000 will be located, it executes and delivers to Calliope such agreements deemed reasonably necessary or prudent by Calliope, including landlord agreements, mortgagee agreements and warehouse agreements, each in form and substance satisfactory to Calliope, to adequately protect and maintain Calliope’s security interest in such Collateral.

(p) Schedule 7(p) lists all banks and other financial institutions at which it maintains deposits and/or other accounts, and such Schedule correctly identifies the name, address and telephone number of each such depository, the name in which the account is held, a description of the purpose of the account, and the complete account number. It shall not establish any depository or other bank account with any financial institution (other than the accounts set forth on Schedule 7(p)) without Calliope’s prior written consent.

8. Payment of Accounts.

(a) Each Company will irrevocably direct all of its present and future Account Debtors and other Persons obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by such Company (the “Lockboxes”) with M&I Bank or such other financial institution accepted by Calliope in writing as may be selected by such Company (the “Lockbox Bank”) pursuant to the terms of the certain agreements among one or more Companies, Calliope and/or the Lockbox Bank. On or prior to the Closing Date, each Company shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to Calliope pursuant to which, among other things, the Lockbox Bank agrees to: (a) sweep the Lockbox on a daily basis and deposit all checks received therein to an account designated by Calliope in writing and (b) comply only with the instructions or other directions of Calliope concerning the Lockbox. All of each Company’s invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account of any Company or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as Calliope may direct in writing. If, notwithstanding the instructions to Account Debtors, any Company receives any payments, such Company shall immediately remit such payments to Calliope in their original form with all necessary endorsements. Until so remitted, such Company shall hold all such payments in trust for and as the property of Calliope and shall not commingle such payments with any of its other funds or property.

(b) At Calliope’s election, following the occurrence of an Event of Default which is continuing, Calliope may notify each Company’s Account Debtors of Calliope’s security interest in the Accounts, collect them directly and charge the collection costs and reasonable expenses thereof to Company’s and the Eligible Subsidiaries joint and several account.

9. Collection and Maintenance of Collateral.

(a) Calliope may verify each Company’s Accounts from time to time, but not more than three (3) times during the first three (3) fiscal quarters of any fiscal year, unless an Event of Default has occurred and is continuing or Calliope believes that such verification is necessary to preserve or protect the Collateral, utilizing an audit control company or any other agent of Calliope.

(b) Proceeds of Accounts received by Calliope will be deemed received on the Business Day after Calliope’s receipt of such proceeds in good funds in dollars of the United States of America to an account designated by Calliope. Any amount received by Calliope after 12:00 noon (New York time) on any Business Day shall be deemed received on the next Business Day.

(c) As Calliope receives the proceeds of Accounts of any Company, it shall (i) apply such proceeds, as required, to amounts outstanding under the Secured Revolving Note, and (ii) remit all such remaining proceeds (net of interest, fees and other amounts then due and owing to Calliope hereunder) to Company Agent (for the benefit of the applicable Companies) upon request (but no more often than twice a week). Notwithstanding the foregoing, following the occurrence and during the continuance of an Event of Default, Calliope, at its option, may apply such proceeds to the Obligations in such order as Calliope shall elect.

10. Inspections and Appraisals. At all times during normal business hours, Calliope, and/or any agent of Calliope shall have the right to (a) have access to, visit, inspect, review, evaluate and make physical verification and appraisals of each Company’s properties and the Collateral, (b) inspect, audit and copy (or take originals if necessary) and make extracts from each Company’s Books and Records, including management letters prepared by the Accountants, and (c) discuss with each Company’s directors, principal officers, and independent accountants, each Company’s business, assets, liabilities, financial condition, results of operations and business prospects. So long as no Default or Event of Default has occurred and is continuing, such inspection and appraisal rights shall be limited to once per fiscal quarter. Each Company will deliver to Calliope any instrument necessary for Calliope to obtain records from any service bureau maintaining records for such Company. If any internally prepared financial information, including that required under this Section is unsatisfactory in any manner to Calliope, Calliope may request that the Accountants review the same.

11. Financial Reporting. Company Agent will deliver, or cause to be delivered, to Calliope each of the following, which shall be in form and detail acceptable to Calliope:

(a) As soon as available, and in any event within one hundred four (104) days after the end of each fiscal year of the Parent, each Company’s audited financial statements with a report of independent certified public accountants of recognized standing selected by the Parent and acceptable to Calliope (the “Accountants”), which annual financial statements shall be without qualification and shall include each of the Parent’s and each of its Subsidiaries’ balance sheet as at the end of such fiscal year and the related statements of each of the Parent’s and each of its Subsidiaries’ income, retained earnings and cash flows for the fiscal year then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) if and when available, copies of any management letters prepared by the Accountants; and (ii) a certificate of the Parent’s President, Chief Executive Officer or Chief Financial Officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

(b) As soon as available and in any event within fifty (50) days after the end of each fiscal quarter that is not a fiscal year end of the Parent, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent’s and each of its Subsidiaries’ as at the end of and for such quarter and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(c) As soon as available and in any event within fifteen (15) days after the end of each calendar month, an unaudited/internal balance sheet and statements of income, retained earnings and cash flows of each of the Parent and its Subsidiaries as at the end of and for such month and for the year to date period then ended, prepared on a consolidating and consolidated basis to include the Parent, each Subsidiary of the Parent and each of their respective affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end adjustments and accompanied by a certificate of the Parent’s President, Chief Executive Officer or Chief Financial Officer, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, and (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto;

(d) Within fifteen (15) days after the end of each month (or more frequently if Calliope so requests), agings of each Company’s Accounts, unaudited trial balances and their accounts payable and a calculation of each Company’s Accounts, Eligible Accounts, Eligible Credit Insured Accounts and Eligible Purchase Orders, provided, however, that if Calliope shall request the foregoing information more often than as set forth in the immediately preceding clause, each Company shall have fifteen (15) days from each such request to comply with Calliope’s demand;

(e) Promptly after (i) the filing thereof, copies of the Parent’s most recent registration statements and annual, quarterly, monthly or other regular reports which the Parent files with the Securities and Exchange Commission (the “SEC”), and (ii) the issuance thereof, copies of such financial statements, reports and proxy statements as the Parent shall send to its stockholders;

(f) Within fifteen (15) days following the end of each month (or more frequently if Calliope so requests), a list of unpaid Accounts relating to Purchase Order Invoices as of the last day of the proceeding month; and

(g) Together with each delivery of any financial statement pursuant to Section 11(a), 11(b) or 11(c), a Compliance Certificate duly executed by the President, Chief Executive Officer or Chief Financial Officer of the Parent that, among other things, (i) shows in reasonable detail the calculations used in determining the Consolidated Leverage Ratio, (ii) demonstrates compliance with each financial covenant contained in Section 13(x) that is tested at least on a quarterly basis and (iii) states that no Default or Event of Default is continuing as of the date of delivery of such Compliance Certificate or, if a Default or Event of Default is continuing, states the nature thereof and the action that the Companies propose to take with respect thereto.

(h) The Parent shall deliver, or cause the applicable Subsidiary of the Parent to deliver, such other information as the Purchaser shall reasonably request.

12. Additional Representations and Warranties. Each Company hereby represents and warrants to Calliope as follows:

(a) Organization, Good Standing and Qualification. It and each of its Subsidiaries is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. It and each of its Subsidiaries has the corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its properties and assets and, insofar as it is or shall be a party thereto, to (i) execute and deliver this Agreement and the Ancillary Agreements, (ii) to issue and sell the Notes and the shares of Common Stock issuable upon conversion of the Secured Convertible Term Note (the “Note Shares”), (iii) to issue and sell the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”), and to (iv) carry out the provisions of this Agreement and the Ancillary Agreements and to carry on its business as presently conducted. It and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company, as the case may be, in all jurisdictions in which the nature or location of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so has not had, or could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Subsidiaries. Each of its direct and indirect Subsidiaries, the direct owner of each such Subsidiary and its percentage ownership thereof, is set forth on Schedule 12(b).

(c) Capitalization; Voting Rights.

(i) The authorized capital stock of the Parent, as of the date hereof consists of 210,000,000 shares, of which (A) 200,000,000 are shares of Common Stock, par value $0.0001 per share, 46,276,946 shares of which are issued and outstanding and (B) 10,000,000 are shares of preferred stock, none of which are issued and outstanding. The authorized, issued and outstanding capital stock of each Subsidiary of each Company is set forth on Schedule 12(c).

(ii) Except as disclosed on Schedule 12(c), other than: (i) the shares reserved for issuance under the Parent’s stock option plans; and (ii) shares which may be issued pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Parent of any of its securities. Except as disclosed on Schedule 12(c), neither the offer, issuance or sale of any of the Notes or the Warrants or the issuance of any of the Note Shares or the Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Parent outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

(iii) All issued and outstanding shares of the Parent’s Common Stock: (i) have been duly authorized and validly issued and are fully paid and non-assessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iv) The rights, preferences, privileges and restrictions of the shares of the Common Stock are as stated in the Parent’s Certificate of Incorporation (the “Charter”). The Note Shares and the Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Parent’s Charter, the Securities will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(d) Authorization; Binding Obligations. All corporate, partnership or limited liability company, as the case may be, action on its and its Subsidiaries’ part (including their respective officers and directors) necessary for the authorization of this Agreement and the Ancillary Agreements, the performance of all of its and its Subsidiaries’ obligations hereunder and under the Ancillary Agreements on the Closing Date and, the authorization, issuance and delivery of the Notes and the Warrant has been taken or will be taken prior to the Closing Date. This Agreement and the Ancillary Agreements, when executed and delivered and to the extent it is a party thereto, will be its and its Subsidiaries’ valid and binding obligations enforceable against each such Person in accordance with their terms, except:

(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and

(ii) general principles of equity that restrict the availability of equitable or legal remedies.

The issuance of the Notes and the subsequent conversion of the Secured Convertible Term Note into Note Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The issuance of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

(e) Liabilities; Solvency.

(i) Neither it nor any of its Subsidiaries has any liabilities, except current liabilities incurred in the ordinary course of business and liabilities disclosed in any Exchange Act Filings.

(ii) Both before and after giving effect to (a) the Loans incurred on the Closing Date or such other date as Loans requested hereunder are made or incurred, (b) the disbursement of the proceeds of, or the assumption of the liability in respect of, such Loans pursuant to the instructions or agreement of any Company and (c) the payment and accrual of all transaction costs in connection with the foregoing, each Company and each Subsidiary of each Company, is and will be, Solvent.

(f) Agreements; Action. Except as set forth on Schedule 12(f) or as disclosed in any Exchange Act Filings:

(i) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which it or any of its Subsidiaries is a party or to its knowledge by which it is bound which may involve: (i) obligations (contingent or otherwise) of, or payments to, it or any of its Subsidiaries in excess of $50,000 (other than obligations of, or payments to, it or any of its Subsidiaries arising from purchase or sale agreements entered into in the ordinary course of business); or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from it (other than licenses arising from the purchase of “off the shelf” or other standard products); or (iii) provisions restricting the development, manufacture or distribution of its or any of its Subsidiaries’ products or services; or (iv) indemnification by it or any of its Subsidiaries with respect to infringements of proprietary rights.

(ii) Since June 30, 2007 (the “Balance Sheet Date”), neither it nor any of its Subsidiaries has: (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock; (ii) incurred any indebtedness for money borrowed or any other liabilities (other than ordinary course obligations) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $100,000 in the aggregate; (iii) made any loans or advances to any Person not in excess, individually or in the aggregate, of $100,000, other than ordinary advances for travel expenses; or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its Inventory or obsolete equipment in the ordinary course of business.

(iii) For the purposes of subsections (i) and (ii) of this Section 12(f), all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons it or any of its applicable Subsidiaries has reason to believe are affiliated therewith or with any Subsidiary thereof) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(iv) the Parent maintains disclosure controls and procedures (“Disclosure Controls”) designed to ensure that information required to be disclosed by the Parent in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported, within the time periods specified in the rules and forms of the SEC.

(v) The Parent makes and keeps books, records, and accounts, that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets. It maintains internal control over financial reporting (“Financial Reporting Controls”) designed by, or under the supervision of, its principal executive and principal financial officers, and effected by its board of directors, management, and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including that:

(1) transactions are executed in accordance with management’s general or specific authorization;

(2) unauthorized acquisition, use, or disposition of the Parent’s assets that could have a material effect on the financial statements are prevented or timely detected;

(3) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of the Parent’s management and board of directors;

(4) transactions are recorded as necessary to maintain accountability for assets; and

(5) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

(vi) There is no weakness in any of its Disclosure Controls or Financial Reporting Controls that is required to be disclosed in any of the Exchange Act Filings, except as so disclosed.

(g) Obligations to Related Parties. Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries has any obligations to their respective officers, directors, stockholders or employees other than:

(i) for payment of salary for services rendered and for bonus payments;

(ii) reimbursement for reasonable expenses incurred on its or its Subsidiaries’ behalf;

(iii) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by its and its Subsidiaries’ Board of Directors, as applicable); and

(iv) obligations listed in its and each of its Subsidiary’s financial statements or disclosed in any of the Parent’s Exchange Act Filings.

Except as described above or set forth on Schedule 12(g), none of its officers, directors or, to the best of its knowledge, key employees or stockholders, any of its Subsidiaries or any members of their immediate families, are indebted to it or any of its Subsidiaries, individually or in the aggregate, in excess of $50,000 or have any direct or indirect ownership interest in any Person with which it or any of its Subsidiaries is affiliated or with which it or any of its Subsidiaries has a business relationship, or any Person which competes with it or any of its Subsidiaries, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with it or any of its Subsidiaries. Except as described above, none of its officers, directors or stockholders, or any member of their immediate families, is, directly or indirectly, interested in any material contract with it or any of its Subsidiaries and no agreements, understandings or proposed transactions are contemplated between it or any of its Subsidiaries and any such Person. Except as set forth on Schedule 12(g), neither it nor any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

(h) Changes. Since the Balance Sheet Date, except as disclosed in any Exchange Act Filing or in any Schedule to this Agreement or to any of the Ancillary Agreements, there has not been:

(i) any change in its or any of its Subsidiaries’ business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects, which, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect;

(ii) any resignation or termination of any of its or its Subsidiaries’ officers, key employees or groups of employees;

(iii) any material change, except in the ordinary course of business, in its or any of its Subsidiaries’ contingent obligations by way of guaranty, endorsement, indemnity, warranty or otherwise;

(iv) any damage, destruction or loss, whether or not covered by insurance, which has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v) any waiver by it or any of its Subsidiaries of a valuable right or of a material debt owed to it;

(vi) any direct or indirect material loans made by it or any of its Subsidiaries to any of its or any of its Subsidiaries’ stockholders, employees, officers or directors, other than advances made in the ordinary course of business;

(vii) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(viii) any declaration or payment of any dividend or other distribution of its or any of its Subsidiaries’ assets;

(ix) any labor organization activity related to it or any of its Subsidiaries;

(x) any debt, obligation or liability incurred, assumed or guaranteed by it or any of its Subsidiaries, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

(xi) any sale, assignment or transfer of any Intellectual Property or other intangible assets;

(xii) any change in any material agreement to which it or any of its Subsidiaries is a party or by which either it or any of its Subsidiaries is bound which, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(xiii) any other event or condition of any character that, either individually or in the aggregate, has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(xiv) any arrangement or commitment by it or any of its Subsidiaries to do any of the acts described in subsection (i) through (xiii) of this Section 12(h).

(i) Title to Properties and Assets; Liens, Etc. Except as set forth on Schedule 12(i), it and each of its Subsidiaries has good and marketable title to their respective properties and assets, and good title to its leasehold interests, in each case subject to no Lien, other than Permitted Liens.

All facilities, Equipment, Fixtures, vehicles and other properties owned, leased or used by it or any of its Subsidiaries are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. Except as set forth on Schedule 12(i), it and each of its Subsidiaries is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

(j) Intellectual Property.

(i) It and each of its Subsidiaries owns or possesses sufficient legal rights to all Intellectual Property necessary for their respective businesses as now conducted and, to its knowledge as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to its or any of its Subsidiary’s Intellectual Property, nor is it or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other Person other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

(ii) Neither it nor any of its Subsidiaries has received any communications alleging that it or any of its Subsidiaries has violated any of the Intellectual Property or other proprietary rights of any other Person, nor is it or any of its Subsidiaries aware of any basis therefor.

(iii) Neither it nor any of its Subsidiaries believes it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by it or any of its Subsidiaries, except for inventions, trade secrets or proprietary information that have been rightfully assigned to it or any of its Subsidiaries.

(k) Compliance with Other Instruments. Neither it nor any of its Subsidiaries is in violation or default of (x) any term of its Charter or Bylaws, or (y) any provision of any indebtedness, mortgage, indenture, contract, agreement or instrument to which it is party or by which it is bound or of any judgment, decree, order or writ, which violation or default, in the case of this clause (y), has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The execution, delivery and performance of and compliance with this Agreement and the Ancillary Agreements to which it is a party, and the issuance of the Notes and the other Securities each pursuant hereto and thereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any Lien upon any of its or any of its Subsidiary’s properties or assets or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to it or any of its Subsidiaries, their businesses or operations or any of their assets or properties.

(l) Litigation. Except as set forth on Schedule 12(l), there is no action, suit, proceeding or investigation pending or, to its knowledge, currently threatened against it or any of its Subsidiaries that prevents it or any of its Subsidiaries from entering into this Agreement or the Ancillary Agreements, or from consummating the transactions contemplated hereby or thereby, or which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, or could result in any change in its or any of its Subsidiaries’ current equity ownership, nor is it aware that there is any basis to assert any of the foregoing. Neither it nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by it or any of its Subsidiaries currently pending or which it or any of its Subsidiaries intends to initiate.

(m) Tax Returns and Payments. It and each of its Subsidiaries has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and all other taxes due and payable by it and each of its Subsidiaries on or before the Closing Date, have been paid or will be paid prior to the time they become delinquent. Except as set forth on Schedule 12(m), neither it nor any of its Subsidiaries has been advised:

(i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof; or

(ii) of any adjustment, deficiency, assessment or court decision in respect of its federal, state or other taxes.

Neither it nor any of its Subsidiaries has any knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

(n) Employees. Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to its knowledge, threatened with respect to it or any of its Subsidiaries. Except as disclosed in the Exchange Act Filings or on Schedule 12(n), neither it nor any of its Subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To its knowledge, none of its or any of its Subsidiaries’ employees, nor any consultant with whom it or any of its Subsidiaries has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, it or any of its Subsidiaries because of the nature of the business to be conducted by it or any of its Subsidiaries; and to its knowledge the continued employment by it and its Subsidiaries of their present employees, and the performance of its and its Subsidiaries contracts with its independent contractors, will not result in any such violation. Neither it nor any of its Subsidiaries is aware that any of its or any of its Subsidiaries’ employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency that would interfere with their duties to it or any of its Subsidiaries. Neither it nor any of its Subsidiaries has received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with it or any of its Subsidiaries, none of its or any of its Subsidiaries’ employees has been granted the right to continued employment by it or any of its Subsidiaries or to any material compensation following termination of employment with it or any of its Subsidiaries. Except as set forth on Schedule 12(n), neither it nor any of its Subsidiaries is aware that any officer, key employee or group of employees intends to terminate his, her or their employment with it or any of its Subsidiaries, as applicable, nor does it or any of its Subsidiaries have a present intention to terminate the employment of any officer, key employee or group of employees.

(o) Registration Rights and Voting Rights. Except as set forth on Schedule 12(o) and except as disclosed in Exchange Act Filings, neither it nor any of its Subsidiaries is presently under any obligation, and neither it nor any of its Subsidiaries has granted any rights, to register any of its or any of its Subsidiaries’ presently outstanding securities or any of its securities that may hereafter be issued. Except as set forth on Schedule 12(o) and except as disclosed in Exchange Act Filings, to its knowledge, none of its or any of its Subsidiaries’ stockholders has entered into any agreement with respect to its or any of its Subsidiaries’ voting of equity securities.

(p) Compliance with Laws; Permits. Neither it nor any of its Subsidiaries is in violation of the Sarbanes-Oxley Act of 2002 or any SEC related regulation or rule or any rule of the Principal Market promulgated thereunder or any other applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or any Ancillary Agreement and the issuance of any of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing Date, as will be filed in a timely manner. It and each of its Subsidiaries has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Environmental and Safety Laws. Neither it nor any of its Subsidiaries is in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. Except as set forth on Schedule 12(q), no Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by it or any of its Subsidiaries or, to its knowledge, by any other Person on any property owned, leased or used by it or any of its Subsidiaries. For the purposes of the preceding sentence, “Hazardous Materials” shall mean:

(i) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials; and

(ii) any petroleum products or nuclear materials.

(r) Valid Offering. Assuming the accuracy of the representations and warranties of Calliope contained in this Agreement, the offer and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

(s) Full Disclosure. It and each of its Subsidiaries has provided Calliope with all information requested by Calliope in connection with Calliope’s decision to enter into this Agreement. Neither this Agreement, the Ancillary Agreements nor the exhibits and schedules hereto and thereto nor any other document delivered by it or any of its Subsidiaries to Calliope or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading. Any financial projections and other estimates provided to Calliope by it or any of its Subsidiaries were prepared in good faith based on assumptions believed to be reasonable at the time.

(t) Insurance. It and each of its Subsidiaries has general commercial, product liability, fire and casualty insurance policies with coverages which it believes are customary for companies similarly situated to it and its Subsidiaries in the same or similar business.

(u) SEC Reports and Financial Statements. Except as set forth on Schedule 12(u), it and each of its Subsidiaries has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Parent has furnished Calliope with copies of: (i) its Annual Report on Form 10-KSB for its fiscal year ended December 31, 2006; and (ii) its Quarterly Reports on Form 10-QSB for its fiscal quarters ended March 31, 2007 and June 30, 2007, and the Form 8-K filings which it has made during its fiscal year 2007 to date (collectively, the “SEC Reports”). Except as set forth on Schedule 12(u), each SEC Report was, at the time of its filing, in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed) and fairly present in all material respects the financial condition, the results of operations and cash flows of the Parent and its Subsidiaries, on a consolidated basis, as of, and for, the periods presented in each such SEC Report.

(v) Listing. The Parent’s Common Stock is listed or quoted, as applicable, on the Principal Market and satisfies all requirements for the continuation of such listing or quotation, as applicable, and the Parent shall do all things necessary for the continuation of such listing or quotation, as applicable. The Parent has not received any notice that its Common Stock will be delisted from, or no longer quoted on, as applicable, the Principal Market or that its Common Stock does not meet all requirements for such listing or quotation, as applicable.

(w) No Integrated Offering. Neither it, nor any of its Subsidiaries nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement or any Ancillary Agreement to be integrated with prior offerings by it for purposes of the Securities Act which would prevent it from issuing the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions, nor will it or any of its Affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

(x) Stop Transfer. The Securities are restricted securities as of the date of this Agreement. Neither it nor any of its Subsidiaries will issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

(y) Dilution. It specifically acknowledges that the Parent’s obligation to issue the shares of Common Stock upon conversion of the Secured Convertible Term Note and exercise of the Warrants is binding upon the Parent and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Parent.

(z) Patriot Act. It certifies that, to the best of its knowledge, neither it nor any of its Subsidiaries has been designated, nor is or shall be owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. It hereby acknowledges that Calliope seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, it hereby represents, warrants and covenants that: (i) none of the cash or property that it or any of its Subsidiaries will pay or will contribute to Calliope has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no contribution or payment by it or any of its Subsidiaries to Calliope, to the extent that they are within its or any such Subsidiary’s control shall cause Calliope to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. It shall promptly notify Calliope if any of these representations, warranties and covenants ceases to be true and accurate regarding it or any of its Subsidiaries. It shall provide Calliope with any additional information regarding it and each Subsidiary thereof that Calliope deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. It understands and agrees that if at any time it is discovered that any of the foregoing representations, warranties and covenants are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, Calliope may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Calliope’s investment in it. It further understands that Calliope may release confidential information about it and its Subsidiaries and, if applicable, any underlying beneficial owners, to proper authorities if Calliope, in its sole discretion, determines that it is in the best interests of Calliope in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(aa) Company Name; Locations of Offices, Records and Collateral. Schedule 12(aa) sets forth each Company’s name as it appears in official filings in the state of its organization, the type of entity of each Company, the organizational identification number issued by each Company’s state of organization or a statement that no such number has been issued, each Company’s state of organization, and the location of each Company’s chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) and, except as set forth in such Schedule 12(aa), such locations have not changed during the preceding twelve months. As of the Closing Date, during the prior five years, except as set forth in Schedule 12(aa), no Company has been known as or conducted business in any other name (including trade names). Each Company has only one state of organization.

(bb) ERISA. Based upon the Employee Retirement Income Security Act of 1974 (“ERISA”), and the regulations and published interpretations thereunder: (i) neither it nor any of its Subsidiaries has engaged in any Prohibited Transactions (as defined in Section 406 of ERISA and Section 4975 of the Code); (ii) it and each of its Subsidiaries has met all applicable minimum funding requirements under Section 302 of ERISA in respect of its plans; (iii) neither it nor any of its Subsidiaries has any knowledge of any event or occurrence which would cause the Pension Benefit Guaranty Corporation to institute proceedings under Title IV of ERISA to terminate any employee benefit plan(s); (iv) neither it nor any of its Subsidiaries has any fiduciary responsibility for investments with respect to any plan existing for the benefit of persons other than its or such Subsidiary’s employees; and (v) neither it nor any of its Subsidiaries has withdrawn, completely or partially, from any multi-employer pension plan so as to incur liability under the Multiemployer Pension Plan Amendments Act of 1980.

(cc) Investor First Refusal Rights. All Investor First Refusal Rights and all other similar rights granted to any Person are as set forth on Schedule 12(cc) attached hereto. An RFO Notice (as defined in the SPA) has been sent by the Parent to each Qualifying Investor (as defined in the SPA) in accordance and in compliance with the terms of the SPA. Each Qualifying Investor has either waived in writing its Investor First Refusal Rights with respect to the transactions contemplated by this Agreement or waived such Investor First Refusal Rights as a result of such Qualifying Investor not electing to exercise such rights within the requisite time period set forth in the SPA.

(dd) ProLink UK. ProLink UK does not engage in any business of a material nature or own any assets.

13. Covenants. Each Company, as applicable, covenants and agrees with Calliope as follows:

(a) Stop-Orders. The Parent shall advise Calliope, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Parent, or of the suspension of the qualification of the Common Stock of the Parent for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(b) Listing. The Parent shall promptly secure the listing or quotation, as applicable, of the shares of Common Stock issuable upon conversion of the Secured Convertible Term Note and exercise of the Warrants on the Principal Market upon which shares of Common Stock are listed or quoted, as applicable, (subject to official notice of issuance) and shall maintain such listing or quotation, as applicable, so long as any other shares of Common Stock shall be so listed or quoted, as applicable. The Parent shall maintain the listing or quotation, as applicable, of its Common Stock on the Principal Market, and will comply in all material respects with the Parent’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers (“NASD”) and such exchanges, as applicable.

(c) Market Regulations. It shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Calliope and promptly provide copies thereof to Calliope.

(d) Reporting Requirements. It shall timely file with the SEC all reports required to be filed pursuant to the Exchange Act and refrain from terminating its status as an issuer required by the Exchange Act to file reports thereunder even if the Exchange Act or the rules or regulations thereunder would permit such termination.

(e) Use of Funds. It shall use the proceeds of the Loans (i) to repay in full the Existing Indebtedness and (ii) for general working capital purposes only.

(f) Access to Facilities. It shall, and shall cause each of its Subsidiaries to, permit any representatives designated by Calliope (or any successor of Calliope), upon reasonable notice and during normal business hours, at Company’s expense and accompanied by a representative of Company Agent (provided that (i) no such prior notice shall be required to be given and no such representative shall be required to accompany Calliope in the event Calliope believes such access is necessary to preserve or protect the Collateral or following the occurrence and during the continuance of an Event of Default and (ii) such inspections and examinations shall be limited to once per calendar quarter unless a Default or an Event of Default has occurred and is continuing or Calliope believes such access is necessary to preserve or protect the Collateral), to:

(i) visit and inspect any of its or any such Subsidiary’s properties;

(ii) examine its or any such Subsidiary’s corporate and financial records (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom; and

(iii) discuss its or any such Subsidiary’s affairs, finances and accounts with its or any such Subsidiary’s directors, officers and Accountants.

Notwithstanding the foregoing, neither it nor any of its Subsidiaries shall provide any material, non-public information to Calliope unless Calliope signs a confidentiality agreement and otherwise complies with Regulation FD, under the federal securities laws.

(g) Taxes. It shall, and shall cause each of its Subsidiaries to, promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon it and its Subsidiaries’ income, profits, property or business, as the case may be; provided, however, that any such tax, assessment, charge or levy need not be paid currently if (i) the validity thereof shall currently and diligently be contested in good faith by appropriate proceedings, (ii) such tax, assessment, charge or levy shall have no effect on the Lien priority of Calliope in the Collateral, and (iii) if it and/or such Subsidiary, as applicable, shall have set aside on its and/or such Subsidiary’s books adequate reserves with respect thereto in accordance with GAAP; and provided, further, that it shall, and shall cause each of its Subsidiaries to, pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(h) Insurance.

(i) It shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral and it and each of its Subsidiaries will, jointly and severally, bear the full risk of loss from any loss of any nature whatsoever with respect to the assets pledged to Calliope as security for the Obligations. Furthermore, it will insure or cause the Collateral to be insured in Calliope’s name as an additional insured and lender loss payee, with an appropriate loss payable endorsement in form and substance satisfactory to Calliope, against loss or damage by fire, flood, sprinkler leakage, theft, burglary, pilferage, loss in transit and other risks customarily insured against by companies in similar business similarly situated as it and its Subsidiaries including but not limited to workers compensation, public and product liability and business interruption, and such other hazards as Calliope shall specify in amounts and under insurance policies and bonds by insurers acceptable to Calliope and all premiums thereon shall be paid by such Company and the policies delivered to Calliope. If any such Company fails to obtain the insurance and in such amounts of coverage as otherwise required pursuant to this Section (h), Calliope may procure such insurance and the cost thereof shall be promptly reimbursed by the Companies, jointly and severally, and shall constitute Obligations.

(ii) No Company’s insurance coverage shall be impaired or invalidated by any act or neglect of any Company or any of its Subsidiaries and the insurer will provide Calliope with no less than thirty (30) days notice prior of cancellation;

(iii) Calliope, in connection with its status as a lender loss payee, will be assigned at all times to a first lien position until such time as all Calliope Obligations have been indefeasibly satisfied in full.

(i) Intellectual Property. It shall, and shall cause each of its Subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

(j) Properties. It shall, and shall cause each of its Subsidiaries to, keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and it shall, and shall cause each of its Subsidiaries to, at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.

(k) Confidentiality. It shall not, and shall not permit any of its Subsidiaries to, disclose, and will not include in any public announcement, the name of Calliope, unless expressly agreed to by Calliope or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement. Notwithstanding the foregoing, each Company and its Subsidiaries may disclose Calliope’s identity and the terms of this Agreement to its current and prospective debt and equity financing sources.

(l) Required Approvals. It shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Calliope, (i) create, incur, assume or suffer to exist any indebtedness (exclusive of trade debt) whether secured or unsecured other than each Company’s indebtedness to Calliope and as set forth on Schedule 13(l)(i) attached hereto and made a part hereof; (ii) cancel any debt owing to it in excess of $50,000 in the aggregate during any 12 month period; (iii) assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except the endorsement of negotiable instruments by it or its Subsidiaries for deposit or collection or similar transactions in the ordinary course of business; (iv) directly or indirectly declare, pay or make any dividend or distribution on any class of its Stock except for dividends or distributions paid or made to the Parent on account of its ownership interest in its Subsidiaries, or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its or its Subsidiaries’ Stock, or issue any preferred stock; (v) purchase or hold beneficially any Stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including any partnership or joint venture, except (x) travel advances, (y) loans to its and its Subsidiaries’ officers and employees not exceeding at any one time an aggregate of $10,000, and (z) loans to its existing Subsidiaries so long as such Subsidiaries are designated as either a co-borrower hereunder or has entered into such guaranty and security documentation required by Calliope, including, without limitation, to grant to Calliope a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations; (vi) create or permit to exist any Subsidiary, other than any Subsidiary in existence on the date hereof and listed in Schedule 12(b) unless such new Subsidiary is a wholly-owned Subsidiary and is designated by Calliope as either a co-borrower or guarantor hereunder and such Subsidiary shall have entered into all such documentation required by Calliope, including, without limitation, to grant to Calliope a first priority perfected security interest in substantially all of such Subsidiary’s assets to secure the Obligations; (vii) directly or indirectly, prepay any indebtedness (other than to Calliope and in the ordinary course of business), or repurchase, redeem, retire or otherwise acquire any indebtedness (other than to Calliope and in the ordinary course of business) except to make scheduled payments of principal and interest thereof; (viii) enter into any merger, consolidation or other reorganization with or into any other Person or acquire all or a portion of the assets or Stock of any Person or permit any other Person to consolidate with or merge with it; provided, however, such Company may enter into a merger, consolidation or other reorganization so long as (1) Calliope has received at least thirty (30) days written notice of such merger, consolidation or reorganization prior to the consummation thereof and, simultaneously with the consummation of such merger, consolidation or reorganization, all of the Obligations are indefeasibly paid in full in cash and this Agreement is irrevocably terminated (“Permitted Reorganization”) or (2) if, simultaneously with the consummation of such merger, consolidation or reorganization, all of the Obligations are not indefeasibly paid in full in cash and this Agreement is not irrevocably terminated, each of the following conditions have been satisfied to Calliope’s satisfaction: (A) such Company or any other Company is the surviving entity of such merger, consolidation or reorganization, (B) no Event of Default shall exist immediately prior to and after giving effect to such merger, consolidation or reorganization, (C) such Company shall have provided Calliope copies of all documentation relating to such merger, consolidation or reorganization, and (D) such Company shall have provided Calliope with at least thirty (30) days prior written notice of such merger, consolidation or reorganization prior to the consummation thereof; (ix) materially change the nature of the business in which it is presently engaged; (x) become subject to (including, without limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict its or any of its Subsidiaries’ right to perform the provisions of this Agreement or any of the Ancillary Agreements; (xi) change its fiscal year or make any changes in accounting treatment and reporting practices without prior written notice to Calliope except as required by GAAP or in the tax reporting treatment or except as required by law; (xii) enter into any transaction with any employee, director or Affiliate, except in the ordinary course on arms-length terms; (xiii) bill Accounts under any name except the present name of such Company; or (xiv) sell, lease, transfer or otherwise dispose of any of its properties or assets, or any of the properties or assets of its Subsidiaries, except for (1) sales, leases, transfer or dispositions by any Company to any other Company, (2) the sale of Inventory in the ordinary course of business and (3) the disposition or transfer in the ordinary course of business during any fiscal year of obsolete and worn-out Equipment and only to the extent that (x) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Calliope’s first priority security interest or are used to repay Loans or to pay general corporate expenses, or (y) following the occurrence of an Event of Default which continues to exist, the proceeds of which are remitted to Calliope to be held as cash collateral for the Obligations; provided, however, that the Companies may, upon no less than thirty (30) days prior written notice to Calliope, sell, lease, transfer or otherwise dispose of all or substantially all of their properties or assets without the consent of Calliope if the Obligations are indefeasibly paid in full in cash and this Agreement is irrevocably terminated prior to or simultaneously with the consummation of any such sale, lease, transfer or other disposition (“Permitted Disposition”). A Permitted Reorganization or a Permitted Disposition shall not constitute a Default or Event of Default under the Agreement or the Ancillary Agreements.

(m) Reissuance of Securities. The Parent shall reissue certificates representing the Securities without the legends set forth in Section 39 below at such time as:

(i) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Securities Act; or

(ii) upon resale subject to an effective registration statement after such Securities are registered under the Securities Act.

The Parent agrees to cooperate with Calliope in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Parent and its counsel receive reasonably requested representations from Calliope and broker, if any.

(n) Opinion. On the Closing Date, it shall deliver to Calliope an opinion acceptable to Calliope from each Company’s legal counsel. Each Company will provide, at the Companies’ joint and several expense, such other legal opinions in the future as are reasonably necessary for the resale and conversion of the Secured Convertible Term Note and the exercise of the Warrants.

(o) Legal Name, etc. It shall not, without providing Calliope with 30 days prior written notice, change (i) its name as it appears in the official filings in the state of its organization, (ii) the type of legal entity it is, (iii) its organization identification number, if any, issued by its state of organization, (iv) its state of organization or (v) amend its certificate of incorporation, by-laws or other organizational document.

(p) Compliance with Laws. The operation of each of its and each of its Subsidiaries’ business is and shall continue to be in compliance in all material respects with all applicable federal, state and local laws, rules and ordinances, including to all laws, rules, regulations and orders relating to taxes, payment and withholding of payroll taxes, employer and employee contributions and similar items, securities, employee retirement and welfare benefits, employee health and safety and environmental matters.

(q) Notices. It and each of its Subsidiaries shall promptly inform Calliope in writing of: (i) the commencement of all proceedings and investigations by or before and/or the receipt of any notices from, any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any way concerning any event which could reasonably be expected to have singly or in the aggregate, a Material Adverse Effect; (ii) any change which has had, or could reasonably be expected to have, a Material Adverse Effect; (iii) any Event of Default or Default; and (iv) any default or any event which with the passage of time or giving of notice or both would constitute a default under any agreement for the payment of money to which it or any of its Subsidiaries is a party or by which it or any of its Subsidiaries or any of its or any such Subsidiary’s properties may be bound the breach of which would have a Material Adverse Effect.

(r) Margin Stock. It shall not permit any of the proceeds of the Loans made hereunder to be used directly or indirectly to “purchase” or “carry” “margin stock” or to repay indebtedness incurred to “purchase” or “carry” “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect.

(s) Offering Restrictions. Except as previously disclosed in the SEC Reports or in the Exchange Act Filings, or stock or stock options granted to its employees or directors, neither it nor any of its Subsidiaries shall, prior to the full exercise by Calliope of the Warrants, (x) enter into any equity line of credit agreement or similar agreement with a floorless pricing feature or (y) issue, or enter into any agreement to issue, any securities with a floorless variable/floating conversion and/or pricing feature which are or could be (by conversion or registration) free-trading securities (i.e. common stock subject to a registration statement).

(t) Authorization and Reservation of Shares. The Parent shall at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the full conversion of the Secured Convertible Term Note and the full exercise of the Warrants.

(u) FIRPTA. Neither it, nor any of its Subsidiaries, is a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder and it and each of its Subsidiaries shall at no time take any action or otherwise acquire any interest in any asset or property to the extent the effect of which shall cause it and/or such Subsidiary, as the case may be, to be a “United States real property holding corporation” as such term is defined in Section 897(c)(2) of the Code and Treasury Regulation Section 1.897-2 promulgated thereunder.

(v) Purchase Orders.

(i) Upon delivery of Products to the Golf Course Customer pursuant to a Purchase Order, it shall issue or cause to be issued a Purchase Order Invoice (and deliver any other related documents required by the applicable Purchase Order for issuance of an invoice on account of such Purchase Order) to the Approved Leasing Company named in such Purchased Order for the full Purchase Order Price. The Purchase Order Invoice shall direct the Approved Leasing Company to make payment to the Lockboxes. No Company shall accept any payment (including rebates, set-offs, and other adjustments) with respect to any Purchase Order Invoice other than through the Lockboxes. Each Company shall receive and hold in trust for the sole and exclusive benefit of Calliope all sums and instruments representing payment of any Purchase Order Invoice and all Purchase Order Proceeds which for any reason come into the possession of such Company, its agents, representatives or any other party acting on behalf of such Company, and promptly to deliver or cause delivery of such sums to Calliope;

(ii) It shall (A) take all actions necessary for the packaging and the shipment of Products to the Golf Course Customers in accordance with the Purchase Orders, including, without limitation, processing, packaging, shipping, warehousing, and insuring Products in accordance with the specifications set forth in the applicable Purchase Order and this Agreement, (B) provide Calliope with written notice (including the date shipped, the destination, the expected delivery date and the shipper) of each shipment of Purchase Order Inventory immediately following shipment thereof, (C) immediately after issuance to the Approved Leasing Company deliver a copy of each Purchase Order Invoice to Calliope, and (D) collect in a manner consistent with past practices, payment with respect to each Purchase Order Invoice.

(iii) It shall immediately notify Calliope in writing if (A) an Eligible Purchase Order is cancelled by the Approved Leasing Company or the Golf Course Customer listed thereon, (B) an Eligible Purchase Order becomes a Delinquent Purchase Order or (C) an Approved Leasing Company or a Golf Course Customer asserts any claim, return, dispute or offset regarding the Products or payment therefore.

(iv) It shall deliver or cause to be delivered to Calliope all documents, notices, instruments, statements and bills of lading relating to Products and Purchase Order Inventory relating to an Eligible Purchase Order.

(w) Financing Right of First Refusal.

(i) Each Company hereby grants to Calliope a right of first refusal to provide any Additional Financing (as defined below) to be issued by any Company and/or any of its Subsidiaries (the “Additional Financing Parties”), subject to the following terms and conditions. From and after the date hereof, prior to the incurrence of any additional indebtedness and/or the sale or issuance of any equity interests of the Additional Financing Parties (an “Additional Financing”), Company Agent shall notify Calliope of such Additional Financing. In connection therewith, Company Agent shall submit a fully executed term sheet (a “Proposed Term Sheet”) to Calliope setting forth the terms, conditions and pricing of any such Additional Financing (such financing to be negotiated on “arm’s length” terms and the terms thereof to be negotiated in good faith) proposed to be entered into by the Additional Financing Parties. Calliope shall have the right, but not the obligation, to deliver to Company Agent its own proposed term sheet (the “Calliope Term Sheet”) setting forth the terms and conditions upon which Calliope would be willing to provide such Additional Financing to the Additional Financing Parties. The Calliope Term Sheet shall contain terms no less favorable to the Additional Financing Parties than those outlined in Proposed Term Sheet. Calliope shall deliver to Company Agent the Calliope Term Sheet within ten Business Days of receipt of each such Proposed Term Sheet. If the provisions of the Calliope Term Sheet are at least as favorable to the Additional Financing Parties as the provisions of the Proposed Term Sheet, the Additional Financing Parties shall enter into and consummate the Additional Financing transaction outlined in the Calliope Term Sheet. Notwithstanding the foregoing, to the extent Calliope’s right of first refusal set forth herein conflicts with any Investor First Refusal Rights, Calliope’s right of first refusal shall be subject to such Investor First Refusal Rights.

(ii) It shall not, and shall not permit its Subsidiaries to, agree, directly or indirectly, to any restriction with any Person which limits the ability of Calliope to consummate an Additional Financing with it or any of its Subsidiaries other than the Investor First Refusal Rights.

(x) ProLink UK. It shall not (i) permit ProLink UK to engage in any business of a material nature or own any assets or (ii) transfer, sell or assign any of its assets to ProLink UK.

(y) Financial Covenants. Each Company agrees with Calliope to each of the following:

(i) Minimum Consolidated EBITDA. The Parent shall not have, on the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 2009, Consolidated EBITDA for the four (4) fiscal quarter period ending on such day less than $5,000,000.

(ii) Maximum Consolidated Leverage Ratio. The Parent shall not have, on the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 2009, a Consolidated Leverage Ratio greater than 4.0 to 1.0.

(iii) Minimum Consolidated Fixed Charge Coverage Ratio. The Parent shall not have, on the last day of each fiscal quarter commencing with the fiscal quarter ending September 30, 2009, a Consolidated Fixed Charge Coverage Ratio for the four (4) fiscal quarter period ending on such day less than 1.0 to 1.0.

14. Further Assurances. At any time and from time to time, upon the written request of Calliope and at the sole expense of Companies, each Company shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Calliope may reasonably request (a) to obtain the full benefits of this Agreement and the Ancillary Agreements, (b) to protect, preserve and maintain Calliope’s rights in the Collateral and under this Agreement or any Ancillary Agreement, and/or (c) to enable Calliope to exercise all or any of the rights and powers herein granted or any Ancillary Agreement.

15. Representations, Warranties and Covenants of Calliope. Calliope hereby represents, warrants and covenants to each Company as follows:

(a) Requisite Power and Authority. Calliope has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All corporate action on Calliope’s part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements have been or will be effectively taken prior to the Closing Date. Upon their execution and delivery, this Agreement and the Ancillary Agreements shall be valid and binding obligations of Calliope, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, and (b) as limited by general principles of equity that restrict the availability of equitable and legal remedies.

(b) Investment Representations. Calliope understands that the Securities are being offered pursuant to an exemption from registration contained in the Securities Act based in part upon Calliope’s representations contained in this Agreement, including, without limitation, that Calliope is an “accredited investor” within the meaning of Regulation D under the Securities Act. Calliope has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Notes to be issued to it under this Agreement and the Securities acquired by it upon the conversion of the Secured Convertible Term Note and the exercise of the Warrants.

(c) Calliope Bears Economic Risk. Calliope has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Parent so that it is capable of evaluating the merits and risks of its investment in the Parent and has the capacity to protect its own interests. Calliope must bear the economic risk of this investment until the Securities are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

(d) Investment for Own Account. The Securities are being issued to Calliope for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

(e) Calliope Can Protect Its Interest. Calliope represents that by reason of its, or of its management’s, business and financial experience, Calliope has the capacity to evaluate the merits and risks of its investment in the Notes, and the Securities and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Ancillary Agreements. Further, Calliope is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Ancillary Agreements.

(f) Accredited Investor. Calliope represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

(g) Shorting. Neither Calliope nor any of its Affiliates or investment partners has, will, or will cause any Person, to directly engage in “short sales” of the Parent’s Common Stock as long as any amount under any Note shall remain outstanding.

(h) Patriot Act. Calliope certifies that, to the best of Calliope’s knowledge, Calliope has not been designated, and is not owned or controlled, by a “suspected terrorist” as defined in Executive Order 13224. Calliope seeks to comply with all applicable laws concerning money laundering and related activities. In furtherance of those efforts, Calliope hereby represents, warrants and covenants that: (i) none of the cash or property that Calliope will use to make the Loans has been or shall be derived from, or related to, any activity that is deemed criminal under United States law; and (ii) no disbursement by Calliope to any Company to the extent within Calliope’s control, shall cause Calliope to be in violation of the United States Bank Secrecy Act, the United States International Money Laundering Control Act of 1986 or the United States International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001. Calliope shall promptly notify the Company Agent if any of these representations ceases to be true and accurate regarding Calliope. Calliope agrees to provide the Company any additional information regarding Calliope that the Company deems necessary or convenient to ensure compliance with all applicable laws concerning money laundering and similar activities. Calliope understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering similar activities, Calliope may undertake appropriate actions to ensure compliance with applicable law or regulation, including but not limited to segregation and/or redemption of Calliope’s investment in the Parent. Calliope further understands that the Parent may release information about Calliope and, if applicable, any underlying beneficial owners, to proper authorities if the Parent, in its sole discretion, determines that it is in the best interests of the Parent in light of relevant rules and regulations under the laws set forth in subsection (ii) above.

(i) Limitation on Acquisition of Common Stock. Notwithstanding anything to the contrary contained in this Agreement, any Ancillary Agreement, or any document, instrument or agreement entered into in connection with any other transaction entered into by and between Calliope and any Company (and/or Subsidiaries or Affiliates of any Company), Calliope shall not acquire stock in the Parent (including, without limitation, pursuant to a contract to purchase, by exercising an option or warrant, by converting any other security or instrument, by acquiring or exercising any other right to acquire, shares of stock or other security convertible into shares of stock in the Parent, or otherwise, and such options, warrants, conversion or other rights shall not be exercisable) to the extent such stock acquisition would cause any interest (including any original issue discount) payable by any Company to Calliope not to qualify as portfolio interest, within the meaning of Section 881(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) by reason of Section 881(c)(3) of the Code, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code (the “Stock Acquisition Limitation”). The Stock Acquisition Limitation shall automatically become null and void without any notice to any Company upon the earlier to occur of either (a) the Parent’s delivery to Calliope of a Notice of Redemption (as defined in the Secured Convertible Term Note) or (b) the existence of an Event of Default at a time when the average closing price of the Common Stock as reported by Bloomberg, L.P. on the Principal Market for the immediately preceding five trading days is greater than or equal to 150% of the Fixed Conversion Price (as defined in the Secured Convertible Term Note).

16. Power of Attorney. Each Company hereby appoints Calliope, or any other Person whom Calliope may designate as such Company’s attorney, with power to: (a)(i) execute any security related documentation on such Company’s behalf and to supply any omitted information and correct patent errors in any documents executed by such Company or on such Company’s behalf; (ii) to file financing statements against such Company covering the Collateral (and, in connection with the filing of any such financing statements, describe the Collateral as “all assets and all personal property, whether now owned and/or hereafter acquired” (or any substantially similar variation thereof)); (iii) sign such Company’s name on any invoice or bill of lading relating to any Accounts, drafts against Account Debtors, schedules and assignments of Accounts, notices of assignment, financing statements and other public records, verifications of Account and notices to or from Account Debtors; and (iv) to do all other things Calliope deems necessary to carry out the terms of Section 6 of this Security Agreement and (b) upon the occurrence and during the continuance of an Event of Default; (v) endorse such Company’s name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Calliope’s possession; (vi) verify the validity, amount or any other matter relating to any Account by mail, telephone, telegraph or otherwise with Account Debtors; (vii) do all other things necessary to carry out this Agreement, any Ancillary Agreement and all related documents; and (viii) notify the post office authorities to change the address for delivery of such Company’s mail to an address designated by Calliope, and to receive, open and dispose of all mail addressed to such Company. Each Company hereby ratifies and approves all acts of the attorney. Neither Calliope, nor the attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law, except for gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable so long as Calliope has a security interest and until the Obligations have been fully satisfied.

17. Term of Agreement.

(a) Calliope’s agreement to make Loans and extend financial accommodations under and in accordance with the terms of this Agreement or any Ancillary Agreement shall continue in full force and effect until the expiration of the Term applicable to such Loans. At Calliope’s election following the occurrence of an Event of Default that is continuing, Calliope may terminate this Agreement. The termination of the Agreement shall not affect any of Calliope’s rights hereunder or under any Ancillary Agreement and the provisions hereof and thereof shall continue to be fully operative until all the Obligations have been irrevocably paid in full.

(b) If the Obligations in respect of the Term Loan are prepaid in full prior to the end of the Term Loan Term, the Companies shall jointly and severally pay to Laurus, upon the effective date of such prepayment, the Redemption Amount (as defined in the Secured Convertible Term Note) and such other amounts required to be paid by the Companies to Calliope at such time pursuant to and in accordance with the terms of the Secured Convertible Term Note.

18. Termination of Lien. The Liens and rights granted to Calliope hereunder and any Ancillary Agreements and the financing statements filed in connection herewith or therewith shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that any Company’s account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been indefeasibly paid or performed in full and this Agreement has been terminated in accordance with the terms of this Agreement. Calliope shall not be required to send termination statements to any Company, or to file them with any filing office, unless and until this Agreement and the Ancillary Agreements shall have been terminated in accordance with their terms and all Obligations indefeasibly paid in full in immediately available funds.

19. Events of Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) failure to make payment of any principal, interest, fees, costs, charges, expenses, liquidated damages or other sums payable from time to time hereunder or under any of the Ancillary Agreements when required hereunder or thereunder, and, in any such case, such failure shall continue for a period of three (3) days following the date upon which any such payment was due;

(b) failure by any Company or any of its Subsidiaries to pay any taxes in an amount in excess of $10,000 (inclusive of interest, penalties, fees and fines) when due unless such taxes are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been provided on such Company’s and/or such Subsidiary’s books;

(c) failure to perform under, and/or committing any breach of, in any material respect, this Agreement, any Ancillary Agreement or any covenant contained herein or therein, which failure or breach shall continue without remedy for a period of fifteen (15) Business Days after the occurrence thereof;

(d) any representation, warranty or statement made by any Company or any of its Subsidiaries hereunder, in any Ancillary Agreement, any certificate, statement or document delivered pursuant to the terms hereof, or in connection with the transactions contemplated by this Agreement should prove to be false or misleading in any material respect on the date as of which made or deemed made;

(e) the occurrence of any default (or similar term) in the observance or performance of any other agreement or condition relating to any indebtedness or contingent obligation of any Company or any of its Subsidiaries in excess of $50,000 beyond the period of grace (if any), the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;

(f) attachments or levies in excess of $50,000 in the aggregate are made upon any Company’s assets or a judgment is rendered against any Company’s property involving a liability of more than $50,000 which shall not have been vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;

(g) any change in any Company’s or any of its Subsidiary’s condition or affairs (financial or otherwise) which in Calliope’s reasonable, good faith opinion, could reasonably be expected to have a Material Adverse Effect;

(h) any Lien created hereunder or under any Ancillary Agreement for any reason ceases to be or is not a valid and perfected Lien having a first priority interest;

(i) any Company or any of its Subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to without challenge within ten (10) days of the filing thereof, or failure to have dismissed within forty-five (45) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;

(j) any Company or any of its Subsidiaries shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;

(k) any Company or any of its Subsidiaries directly or indirectly sells, assigns, transfers, conveys, or suffers or permits to occur any sale, assignment, transfer or conveyance of any assets of such Company or any interest therein, except as permitted herein;

(l) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than Calliope, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more on a fully diluted basis of the then outstanding voting equity interest of the Parent (other than a “Person” or “group” that beneficially owns fifty percent (50%) or more of such outstanding voting equity interests of the Parent on the date hereof), (ii) the Board of Directors of the Parent shall cease to consist of a majority of the Board of Directors of the Parent on the date hereof (or directors appointed by a majority of the board of directors in effect immediately prior to such appointment) or (iii) the Parent or any of its Subsidiaries merges or consolidates with, or sells all or substantially all of its assets to, any other person or entity;

(m) the indictment of any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries under any criminal statute, or commencement of any civil proceeding or criminal proceeding against any Company or any of its Subsidiaries or any executive officer of any Company or any of its Subsidiaries pursuant to which statute or proceeding penalties or remedies sought or available include forfeiture of any of the property of any Company or any of its Subsidiaries, which property has a fair market value in excess of $50,000;

(n) an Event of Default (or similar term) shall occur under and as defined in any Note or in any other Ancillary Agreement;

(o) any Company or any of its Subsidiaries shall breach any term or provision of any Ancillary Agreement to which it is a party (including, without limitation, Section 7(e) of the Registration Rights Agreement), in any material respect which breach is not cured within any applicable cure or grace period provided in respect thereof (if any);

(p) any Company or any of its Subsidiaries attempts to terminate, challenges the validity of, or its liability under this Agreement or any Ancillary Agreement, or any proceeding shall be brought to challenge the validity, binding effect of any Ancillary Agreement or any Ancillary Agreement ceases to be a valid, binding and enforceable obligation of such Company or any of its Subsidiaries (to the extent such Persons are a party thereto);

(q) an SEC stop trade order or Principal Market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a Principal Market, provided that the Parent shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another Principal Market within sixty (60) days of such notice; or

(r) The Parent’s failure to deliver Common Stock to Calliope pursuant to and in the form required by the Secured Convertible Term Note, the Warrant and this Agreement, if such failure to deliver Common Stock shall not be cured within two (2) Business Days or any Company is required to issue a replacement Note to Calliope and such Company shall fail to deliver such replacement Note within seven (7) Business Days following a request by Calliope to issue such replacement Note.

20. Remedies. Following the occurrence of an Event of Default that is continuing, Calliope shall have the right to demand repayment in full of all Obligations, whether or not otherwise due. Until all Obligations have been fully and indefeasibly satisfied, Calliope shall retain its Lien in all Collateral. Calliope shall have, in addition to all other rights provided herein and in each Ancillary Agreement, the rights and remedies of a secured party under the UCC, and under other applicable law, all other legal and equitable rights to which Calliope may be entitled, including the right to take immediate possession of the Collateral, to require each Company to assemble the Collateral, at Companies’ joint and several expense, and to make it available to Calliope at a place designated by Calliope which is reasonably convenient to both parties and to enter any of the premises of any Company or wherever the Collateral shall be located, with or without force or process of law, and to keep and store the same on said premises until sold (and if said premises be the property of any Company, such Company agrees not to charge Calliope for storage thereof), and the right to apply for the appointment of a receiver for such Company’s property. Further, Calliope may, at any time or times after the occurrence of an Event of Default that is continuing, sell and deliver all Collateral held by or for Calliope at public or private sale for cash, upon credit or otherwise, at such prices and upon such terms as Calliope, in Calliope’s sole discretion, deems advisable or Calliope may otherwise recover upon the Collateral in any commercially reasonable manner as Calliope, in its sole discretion, deems advisable. The requirement of reasonable notice shall be met if such notice is mailed postage prepaid to Company Agent at Company Agent’s address as shown in Calliope’s records, at least ten (10) days before the time of the event of which notice is being given. Calliope may be the purchaser at any sale, if it is public. In connection with the exercise of the foregoing remedies, Calliope is granted permission to use all of each Company’s Intellectual Property. The proceeds of sale shall be applied first to all costs and expenses of sale, including reasonable attorneys’ fees, and second to the payment (in whatever order Calliope elects) of all Obligations. After the indefeasible payment and satisfaction in full of all of the Obligations, and after the payment by Calliope of any other amount required by any provision of law, including Section 9-608(a)(1) of the UCC (but only after Calliope has received what Calliope considers reasonable proof of a subordinate party’s security interest), the surplus, if any, shall be paid to Company Agent (for the benefit of the applicable Companies) or its representatives or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. The Companies shall remain jointly and severally liable to Calliope for any deficiency. The parties hereto each hereby agree that the exercise by any party hereto of any right granted to it or the exercise by any party hereto of any remedy available to it (including, without limitation, the issuance of a notice of redemption, a borrowing request and/or a notice of default), in each case, hereunder or under any Ancillary Agreement shall not constitute confidential information and no party shall have any duty to the other party to maintain such information as confidential, except for the portions of such publicly filed documents that are subject to confidential treatment request made by the Companies to the SEC.

21. Waivers. To the full extent permitted by applicable law, each Company hereby waives (a) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all of this Agreement and the Ancillary Agreements or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and guaranties at any time held by Calliope on which such Company may in any way be liable, and hereby ratifies and confirms whatever Calliope may do in this regard; (b) all rights to notice and a hearing prior to Calliope’s taking possession or control of, or to Calliope’s replevy, attachment or levy upon, any Collateral or any bond or security that might be required by any court prior to allowing Calliope to exercise any of its remedies; and (c) the benefit of all valuation, appraisal and exemption laws. Each Company acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the Ancillary Agreements and the transactions evidenced hereby and thereby.

22. Expenses. The Companies shall jointly and severally pay all of Calliope’s out-of-pocket costs and expenses, including reasonable fees and disbursements of outside counsel and appraisers, in connection with (x) subject to the limitations set forth in Section 5(b)(iii), the preparation, execution and delivery of this Agreement and the Ancillary Agreements, and (y) in connection with the prosecution or defense of any action, contest, dispute, suit or proceeding concerning any matter in any way arising out of, related to or connected with this Agreement or any Ancillary Agreement. The Companies shall also jointly and severally pay all of Calliope’s reasonable fees, charges, out-of-pocket costs and expenses, including fees and disbursements of counsel and appraisers, in connection with (a) the preparation, execution and delivery of any waiver, any amendment thereto or consent proposed or executed in connection with the transactions contemplated by this Agreement or the Ancillary Agreements, (b) Calliope’s obtaining performance of the Obligations under this Agreement and any Ancillary Agreements, including, but not limited to, the enforcement or defense of Calliope’s security interests, assignments of rights and Liens hereunder as valid perfected security interests, (c) any attempt to inspect, verify, protect, collect, sell, liquidate or otherwise dispose of any Collateral, (d) any appraisals or reappraisals of any property (real or personal) pledged to Calliope by any Company or any of its Subsidiaries as Collateral for, or any other Person as security for, the Obligations hereunder and (e) any consultations in connection with any of the foregoing. The Companies shall also jointly and severally pay Calliope’s customary bank charges for all bank services (including wire transfers) performed or caused to be performed by Calliope for any Company or any of its Subsidiaries at any Company’s or such Subsidiary’s request or in connection with any Company’s loan account with Calliope. All such costs and expenses together with all filing, recording and search fees, taxes and interest payable by the Companies to Calliope shall be payable on demand and shall be secured by the Collateral. If any tax by any Governmental Authority is or may be imposed on or as a result of any transaction between any Company and/or any Subsidiary thereof, on the one hand, and Calliope on the other hand, which Calliope is or may be required to withhold or pay (including, without limitation, as a result of a breach by any Company or any of its Subsidiaries of Section 13(u) herein), the Companies hereby jointly and severally indemnifies and holds Calliope harmless in respect of such taxes, and the Companies will repay to Calliope the amount of any such taxes which shall be charged to the Companies’ account; and until the Companies shall furnish Calliope with indemnity therefor (or supply Calliope with evidence satisfactory to it that due provision for the payment thereof has been made), Calliope may hold without interest any balance standing to each Company’s credit and Calliope shall retain its Liens in any and all Collateral.

23. Assignment By Calliope. Calliope may assign any or all of the Obligations together with any or all of the security therefor to any Person and any such assignee shall succeed to all of Calliope’s rights with respect thereto; provided that Calliope shall not be permitted to effect any such assignment to a competitor of any Company unless an Event of Default has occurred and is continuing and Calliope has given Company Agent no less than fifteen (15) Business Days prior notice of such assignment. Upon such assignment, Calliope shall be released from all responsibility for the Collateral to the extent same is assigned to any transferee. Calliope may from time to time sell or otherwise grant participations in any of the Obligations and the holder of any such participation shall, subject to the terms of any agreement between Calliope and such holder, be entitled to the same benefits as Calliope with respect to any security for the Obligations in which such holder is a participant. Each Company agrees that each such holder may exercise any and all rights of banker’s lien, set-off and counterclaim with respect to its participation in the Obligations as fully as though such Company were directly indebted to such holder in the amount of such participation.

24. No Waiver; Cumulative Remedies. Failure by Calliope to exercise any right, remedy or option under this Agreement, any Ancillary Agreement or any supplement hereto or thereto or any other agreement between or among any Company and Calliope or delay by Calliope in exercising the same, will not operate as a waiver; no waiver by Calliope will be effective unless it is in writing and then only to the extent specifically stated. Calliope’s rights and remedies under this Agreement and the Ancillary Agreements will be cumulative and not exclusive of any other right or remedy which Calliope may have.

25. Application of Payments. Each Company irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Calliope from or on such Company’s behalf and each Company hereby irrevocably agrees that Calliope shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations hereunder in such manner as Calliope may deem advisable notwithstanding any entry by Calliope upon any of Calliope’s books and records.

26. Indemnity. Each Company hereby jointly and severally indemnifies and holds Calliope, and its respective affiliates, employees, attorneys and agents (each, an “Indemnified Person”), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses of any kind or nature whatsoever (including reasonable attorneys’ fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement or any of the Ancillary Agreements or with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to, this Agreement, the Ancillary Agreements or any other documents or transactions contemplated by or referred to herein or therein and any actions or failures to act with respect to any of the foregoing, except to the extent that any such indemnified liability is finally determined by a court of competent jurisdiction to have resulted solely from such Indemnified Person’s gross negligence or willful misconduct. NO INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY COMPANY OR TO ANY OTHER PARTY OR TO ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY ANCILLARY AGREEMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

27. Revival. The Companies further agree that to the extent any Company makes a payment or payments to Calliope, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.

28. Borrowing Agency Provisions.

(a) Each Company hereby irrevocably designates Company Agent to be its attorney and agent and in such capacity to borrow, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of such Company, and hereby authorizes Calliope to pay over or credit all loan proceeds hereunder in accordance with the request of Company Agent.

(b) The handling of this credit facility as a co-borrowing facility with a borrowing agent in the manner set forth in this Agreement is solely as an accommodation to the Companies and at their request. Calliope shall not incur any liability to any Company as a result thereof. To induce Calliope to do so and in consideration thereof, each Company hereby indemnifies Calliope and holds Calliope harmless from and against any and all liabilities, expenses, losses, damages and claims of damage or injury asserted against Calliope by any Person arising from or incurred by reason of the handling of the financing arrangements of the Companies due to the nature of this credit facility being a co-borrowing facility with a borrowing agent, reliance by Calliope on any request or instruction from Company Agent or any other action taken by Calliope with respect to this Paragraph 28, except to the extent that such liabilities, expenses, losses, damages and claims of damage or injury are solely the result of gross negligence or willful misconduct by Calliope.

(c) All Obligations shall be joint and several, and the Companies shall make payment upon the maturity of the Obligations by acceleration or otherwise, and such obligation and liability on the part of the Companies shall in no way be affected by any extensions, renewals and forbearance granted by Calliope to any Company, failure of Calliope to give any Company notice of borrowing or any other notice, any failure of Calliope to pursue to preserve its rights against any Company, the release by Calliope of any Collateral now or thereafter acquired from any Company, and such agreement by any Company to pay upon any notice issued pursuant thereto is unconditional and unaffected by prior recourse by Calliope to any Company or any Collateral for such Company’s Obligations or the lack thereof.

(d) Each Company expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Company may now or hereafter have against the other or other Person directly or contingently liable for the Obligations, or against or with respect to any other’s property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement, until all Obligations have been indefeasibly paid in full and this Agreement has been irrevocably terminated.

(e) Each Company represents and warrants to Calliope that (i) Companies have one or more common shareholders, directors and officers, (ii) the businesses and corporate activities of Companies are closely related to, and substantially benefit, the business and corporate activities of Companies, (iii) the financial and other operations of Companies are performed on a combined basis as if Companies constituted a consolidated corporate group, (iv) Companies will receive a substantial economic benefit from entering into this Agreement and will receive a substantial economic benefit from the application of each Loan hereunder, in each case, whether or not such amount is used directly by any Company and (v) all requests for Loans hereunder by the Company Agent are for the exclusive and indivisible benefit of the Companies as though, for purposes of this Agreement, the Companies constituted a single entity.

29. Notices. Any notice or request hereunder may be given to any Company, Company Agent or Calliope at the respective addresses set forth below or as may hereafter be specified in a notice designated as a change of address under this Section. Any notice or request hereunder shall be given by registered or certified mail, return receipt requested, hand delivery, overnight mail or facsimile (confirmed by mail). Notices and requests shall be, in the case of those by hand delivery, deemed to have been given when delivered to any officer of the party to whom it is addressed, in the case of those by mail or overnight mail, deemed to have been given three (3) Business Days after the date when deposited in the mail or with the overnight mail carrier, and, in the case of a facsimile, when confirmed.

Notices shall be provided as follows:

If to Calliope:	Calliope Capital Corporation 874 Walker Road, Suite C Dover, Delaware 19904 Facsimile: (914) 949-9618

With a copy to:	Calliope Capital Corporation c/o Laurus Capital Management, LLC 335 Madison Avenue,10th Floor New York, New York 10017 Attention: Portfolio Services Telephone: (212) 541-5800 Facsimile: (212) 541-4410

and:	Loeb and Loeb, LLP 345 Park Avenue New York, New York Attention: Scott Giordano, Esq. Telephone: (212) 407-4000 Facsimile: (212) 407-4990

If to any Company, or Company Agent:	ProLink Holdings Corp. 410 S. Benson Lane Chandler, Arizona 85224 Attention: David Gomez, General Counsel Telephone: (480) 783-7229 Facsimile: (480) 785-7446

With a copy to:	Mintz Levin Cohn Ferris Glovsky and Popeo P.C. Chrysler Center 666 Third Avenue New York, New York 10017 Attention: Ivan Blumenthal, Esq. Telephone: (212) 935-3000 Facsimile: (212) 983-3115

or such other address as may be designated in writing hereafter in accordance with this Section 29 by such Person.

30. Governing Law, Jurisdiction and Waiver of Jury Trial.

(a) THIS AGREEMENT AND THE ANCILLARY AGREEMENTS SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY COMPANY, ON THE ONE HAND, AND CALLIOPE, ON THE OTHER HAND, PERTAINING TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OF THE ANCILLARY AGREEMENTS; PROVIDED, THAT CALLIOPE AND EACH COMPANY ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF NEW YORK, STATE OF NEW YORK; AND FURTHER PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE CALLIOPE FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF CALLIOPE. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY AND CALLIOPE HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO COMPANY AGENT OR CALLIOPE, AS APPLICABLE, AT THE ADDRESS SET FORTH IN SECTION 29 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF COMPANY AGENT’S OR CALLIOPE’S, AS APPLICABLE, ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

(c) THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN CALLIOPE, AND/OR ANY COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT, ANY ANCILLARY AGREEMENT OR THE TRANSACTIONS RELATED HERETO OR THERETO.

31. Limitation of Liability. Each Company acknowledges and understands that in order to assure repayment of the Obligations hereunder Calliope may be required to exercise any and all of Calliope’s rights and remedies hereunder and agrees that, except as limited by applicable law, neither Calliope nor any of Calliope’s agents shall be liable for acts taken or omissions made in connection herewith or therewith except to the extent such acts or omissions result from or constitute actual bad faith, gross negligence or willful misconduct of Calliope or any of Calliope’s agent.

32. Entire Understanding; Maximum Interest. This Agreement and the Ancillary Agreements contain the entire understanding among each Company and Calliope as to the subject matter hereof and thereof and any promises, representations, warranties or guarantees not herein contained shall have no force and effect unless in writing, signed by each Company’s and Calliope’s respective officers. Neither this Agreement, the Ancillary Agreements, nor any portion or provisions thereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing, signed by the party to be charged. Nothing contained in this Agreement, any Ancillary Agreement or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum rate permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Companies to Calliope and thus refunded to the Companies.

33. Severability. Wherever possible each provision of this Agreement or the Ancillary Agreements shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the Ancillary Agreements shall be prohibited by or invalid under applicable law such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions thereof.

34. Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by Calliope and the closing of the transactions contemplated hereby; provided, however, the representations and warranties that relate solely to a specific date by their express terms shall only be deemed to have been made as of such date and are hereby represented and warranted to have been true and correct when made. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Companies pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Companies hereunder solely as of the date of such certificate or instrument. All indemnities set forth herein shall survive the execution, delivery and termination of this Agreement and the Ancillary Agreements and the making and repaying of the Obligations.

35. Captions. All captions are and shall be without substantive meaning or content of any kind whatsoever.

36. Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same agreement. Any signature delivered by a party via facsimile transmission shall be deemed to be any original signature hereto.

37. Construction. The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

38. Publicity. Each Company hereby authorizes Calliope to make appropriate announcements of the financial arrangement entered into by and among each Company and Calliope, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Calliope shall in its sole and absolute discretion deem appropriate, or as required by applicable law.

39. Joinder. It is understood and agreed that any Person that desires to become a Company hereunder, or is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of this Agreement or any Ancillary Agreement, shall become a Company hereunder by (a) executing a Joinder Agreement in form and substance satisfactory to Calliope, (b) delivering supplements to such exhibits and annexes to this Agreement and the Ancillary Agreements as Calliope shall reasonably request and (c) taking all actions as specified in this Agreement as would have been taken by such Company had it been an original party to this Agreement, in each case with all documents required above to be delivered to Calliope and with all documents and actions required above to be taken to the reasonable satisfaction of Calliope.

40. Legends. The Securities shall bear legends as follows;

(a) The Secured Convertible Term Note shall bear substantially the following legend:

“THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PROLINK HOLDINGS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Any shares of Common Stock issued pursuant to conversion of the Secured Convertible Term Note or exercise of the Warrants, shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the SEC:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PROLINK HOLDINGS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) The Warrants shall bear substantially the following legend:

“THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PROLINK HOLDINGS CORP. THAT SUCH REGISTRATION IS NOT REQUIRED.”

[Balance of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Security Agreement as of the date first written above.

PROLINK HOLDINGS CORP.

By:
Name:
Title:

PROLINK SOLUTIONS, LLC

By:
Name:
Title:

CALLIOPE CAPITAL CORPORATION

By:	Laurus Capital Management, LLC, as
investment manager

By:
Name:
Title:

SIGNATURE PAGE TO
SECURITY AGREEMENT

Annex A - Definitions

“Account Debtor” means any Person who is or may be obligated with respect to, or on account of, an Account.

“Accountants” has the meaning given to such term in Section 11(a).

“Accounts” means all “accounts”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, including: (a) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the UCC); (b) all of such Person’s rights in, to and under all purchase orders or receipts for goods or services; (c) all of such Person’s rights to any goods represented by any of the foregoing (including unpaid sellers’ rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (d) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person); and (e) all collateral security of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

“Accounts Availability” means the sum of (a) ninety percent (90%) of the net face amount of Eligible Accounts plus (b) ninety percent (90%) of the net face amount of Eligible Credit Insured Accounts.

“Affiliate” means, with respect to any Person, (a) any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, (b) any other Person that, directly or indirectly, owns or controls, whether beneficially, or as trustee, guardian or other fiduciary, 25% or more of the Stock having ordinary voting power in the election of directors of such Person, (c) any other Person who is a director, officer, joint venturer or partner (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above or (d) in the case of the Companies, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of such Companies. For the purposes of this definition, control of a Person shall mean the power (direct or indirect) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided however, that the term “Affiliate” shall specifically exclude Calliope.

“Ancillary Agreements” means the Notes, the Warrants, the Registration Rights Agreements, each Security Document and all other agreements, instruments, documents, mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust agreements and guarantees whether heretofore, concurrently, or hereafter executed by or on behalf of any Company, any of its Subsidiaries or any other Person or delivered to Calliope, relating to this Agreement or to the transactions contemplated by this Agreement or otherwise relating to the relationship between or among any Company and Calliope as contemplated by this Agreement, as each of the same may be amended, supplemented, restated or otherwise modified from time to time.

“Approved Lease” means a valid and binding lease agreement, in form and substance satisfactory to Calliope, between a Golf Course Customer and an Approved Leasing Company pursuant to which such Golf Course Customer has agreed to lease the Products listed thereon from such Approved Leasing Company, the effectiveness of which is subject only to the earlier to occur of (a) the receipt by such Approved Leasing Company of written acknowledgement by such Golf Course Customer of the delivery and acceptance of the Products listed on the lease agreement or (b) the passage of ten (10) days from the date of delivery of such Products to such Golf Course Customer during which period such Golf Course Customer has not delivered notice to the Approved Leasing Company that it is not accepting the Products.

“Approved Leasing Company” means the leasing companies listed on Schedule 3 attached hereto and any other leasing company approved by Calliope from time to time in its sole discretion.

“Balance Sheet Date” has the meaning given such term in Section 12(f)(ii).

“Books and Records” means all books, records, board minutes, contracts, licenses, insurance policies, environmental audits, business plans, files, computer files, computer discs and other data and software storage and media devices, accounting books and records, financial statements (actual and pro forma), filings with Governmental Authorities and any and all records and instruments relating to the Collateral or otherwise necessary or helpful in the collection thereof or the realization thereupon.

“Business Day” means a day on which Calliope is open for business and that is not a Saturday, a Sunday or other day on which banks are required or permitted to be closed in the State of New York.

“Capital Availability Amount” means $5,000,000.

“Capital Expenditures” means, for any Person for any period, the aggregate of all expenditures, whether or not made through the incurrence of Indebtedness, by such Person and its Subsidiaries during such period for the acquisition, leasing (pursuant to a Capital Lease), construction, replacement, repair, substitution or improvement of fixed or capital assets or additions to equipment, in each case required to be capitalized under GAAP on a Consolidated balance sheet of such Person.

“Capital Lease” means, with respect to any Person, any lease of, or other arrangement conveying the right to use, any property (whether real, personal or mixed) by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such Person prepared in accordance with GAAP.

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“Capitalized Lease Obligations” means, at any time, with respect to any Capital Lease, any lease entered into as part of any sale/leaseback transaction of any Person or any synthetic lease, the amount of all obligations of such Person that is (or that would be, if such synthetic lease or other lease were accounted for as a Capital Lease) capitalized on a balance sheet of such Person prepared in accordance with GAAP.

“Charter” has the meaning given such term in Section 12(c)(iv).

“Chattel Paper” means all “chattel paper,” as such term is defined in the UCC, including electronic chattel paper, now owned or hereafter acquired by any Person.

“Closing Date” means the date on which any Company shall first receive proceeds of the initial Loans or the date hereof, if no Loan is made under the facility on the date hereof.

“Code” has the meaning given such term in Section 15(i).

“Collateral” means all of each Company’s property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title or interests including all of the following property in which it now has or at any time in the future may acquire any right, title or interest:

(a) all Inventory;

(b) all Equipment;

(c) all Fixtures;

(d) all Goods;

(e) all General Intangibles;

(f) all Accounts;

(g) all Deposit Accounts, other bank accounts and all funds on deposit therein;

(h) all Investment Property;

(i) all Stock;

(j) all Chattel Paper;

(k) all Letter-of-Credit Rights;

(l) all Instruments;

(m) all commercial tort claims set forth on Schedule 1(A);

(n) all Books and Records;

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(o) all Intellectual Property;

(p) all Supporting Obligations including letters of credit and guarantees issued in support of Accounts, Chattel Paper, General Intangibles and Investment Property;

(q) (i) all money, cash and cash equivalents and (ii) all cash held as cash collateral to the extent not otherwise constituting Collateral, all other cash or property at any time on deposit with or held by Calliope for the account of any Company (whether for safekeeping, custody, pledge, transmission or otherwise); and

(r) all products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under leases, rentals and hires of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form.

“Common Stock” means the shares of stock representing the Parent’s common equity interests.

“Company Agent” means the Parent.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Consolidated” means, with respect to any Person, the accounts of such Person and its Subsidiaries consolidated in accordance with GAAP.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, the Consolidated Interest Expense of such Person for such period less the sum of, in each case to the extent included in the definition of Consolidated Interest Expense, (a) the amortized amount of debt discount and debt issuance costs, (b) charges relating to write-ups or write-downs in the book or carrying value of existing Consolidated Total Debt, (c) interest payable in evidences of Indebtedness or by addition to the principal of the related Indebtedness and (d) other non-cash interest.

“Consolidated EBITDA” means, with respect to any Person for any period, (a) the Consolidated Net Income of such Person for such period plus (b) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income but without duplication, (i) any provision for United States federal income taxes or other taxes measured by net income, (ii) Consolidated Interest Expense, amortization of debt discount and commissions and other fees and charges associated with Indebtedness (except amortization and expenses related to the consummation of the initial Loans on the Closing Date and the payment of all fees, costs and expenses associated with the foregoing), (iii) any loss from extraordinary items, (iv) any depreciation, depletion and amortization expense, (v) any aggregate net loss on the sale of property (other than accounts (as defined under the applicable UCC) and Inventory) outside the ordinary course of business and (vi) any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts (as defined under the applicable UCC) and Inventory), including the amount of any compensation deduction as the result of any grant of Equity Interests to employees, officers, directors or consultants and minus (c) the sum of, in each case to the extent included in the calculation of such Consolidated Net Income and without duplication, (i) any credit for United States federal income taxes or other taxes measured by net income, (ii) any interest income, (iii) any gain from extraordinary items and any other non-recurring gain, (iv) any aggregate net gain from the sale of property (other than accounts (as defined in the applicable UCC) and Inventory) out of the ordinary course of business by such Person, (v) any other non-cash gain, including any reversal of a charge referred to in clause (b)(vi) above by reason of a decrease in the value of any Equity Interests, and (vi) any other cash payment in respect of expenditures, charges and losses that have been added to Consolidated EBITDA of such Person pursuant to clause (b)(vi) above in any prior period.

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“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of (a) Consolidated EBITDA of such Person for such period minus Capital Expenditures of such Person for such period minus the total liability for United States federal income taxes and other taxes measured by net income actually payable by such Person in respect of such period to (b) the Consolidated Fixed Charges of such Person for such period.

“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum, determined on a Consolidated basis, of (a) the Consolidated Cash Interest Expense of such Person and its Subsidiaries for such period, (b) the principal amount of Consolidated Total Debt of such Person and its Subsidiaries having a scheduled due date during such period, (c) all cash dividends payable by such Person and its Subsidiaries on Equity Interests in respect of such period to Persons other than such Person and its Subsidiaries and (d) all commitment fees and other costs, fees and expenses payable by such Person and its Subsidiaries during such period in order to effect, or because of, the incurrence of any Indebtedness.

“Consolidated Interest Expense” means, for any Person for any period, (a) Consolidated total interest expense of such Person and its Subsidiaries for such period and including, in any event, (i) interest capitalized during such period and net costs under Interest Rate Contracts for such period and (ii) all fees, charges, commissions, discounts and other similar obligations (other than reimbursement obligations) with respect to letters of credit, bank guarantees, banker’s acceptances, surety bonds and performance bonds (whether or not matured) payable by such Person and its Subsidiaries during such period minus (b) the sum of (i) Consolidated net gains of such Person and its Subsidiaries under Interest Rate Contracts for such period and (ii) Consolidated interest income of such Person and its Subsidiaries for such period.

“Consolidated Leverage Ratio” means, with respect to any Person as of any date, the ratio of (a) Consolidated Total Debt of such Person outstanding as of such date to (b) Consolidated EBITDA for such Person for the last period of four consecutive fiscal quarters ending on or before such date.

“Consolidated Net Income” means, with respect to any Person, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded: (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be Consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

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“Consolidated Total Debt” of any Person means all Indebtedness of a type described in clause (a), (b), (c)(i), (d), (f), (g) or (i) of the definition thereof, in each case of such Person and its Subsidiaries on a Consolidated basis.

“Contract Rate” has the meaning given such term in the respective Note.

“Contractual Obligation” means, with respect to any Person, any provision of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Default” means any act or event that, with the giving of notice or passage of time or both, would constitute an Event of Default.

“Deposit Accounts” means all “deposit accounts” as such term is defined in the UCC, now or hereafter held in the name of any Person, including, without limitation, the Lockboxes.

“Disclosure Controls” has the meaning given such term in Section 12(f)(iv).

“Documents” means all “documents”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all bills of lading, dock warrants, dock receipts, warehouse receipts, and other documents of title, whether negotiable or non-negotiable.

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“Eligible Accounts” means each Account of each Company which conforms to the following criteria: (a) shipment of the merchandise or the rendition of services has been completed; (b) no return, rejection or repossession of the merchandise has occurred; (c) merchandise or services shall not have been rejected or disputed by the Account Debtor and there shall not have been asserted any offset, defense or counterclaim; (d) continues to be in full conformity with the representations and warranties made by such Company to Calliope with respect thereto; (e) Calliope is, and continues to be, satisfied, in its reasonable credit judgment, with the credit standing of the Account Debtor in relation to the amount of credit extended; (f) there are no facts existing or threatened which are likely to result in any adverse change in an Account Debtor’s financial condition; (g) is documented by an invoice in a form approved by Calliope and shall not be unpaid more than ninety (90) days from invoice date; (h) not more than twenty-five percent (25%) of the unpaid amount of invoices due from such Account Debtor remains unpaid more than ninety (90) days from invoice date; (i) is not evidenced by chattel paper or an instrument of any kind with respect to or in payment of the Account unless such instrument is duly endorsed to and in possession of Calliope or represents a check in payment of an Account; (j) the Account Debtor is located in the United States, the United Kingdom or Canada; (k) Calliope has a first priority perfected Lien in such Account and such Account is not subject to any Lien other than Permitted Liens; (l) does not arise out of transactions with any employee, officer, director, stockholder or Affiliate of any Company; (m) is payable to such Company; (n) does not arise out of a bill and hold sale prior to shipment and does not arise out of a sale to any Person to which such Company is indebted; (o) is net of any returns, discounts, claims, credits and allowances (p) is net of any royalty fees payable by such Company in connection with such Account; (q) if the Account arises out of contracts between such Company, on the one hand, and the United States, on the other hand, any state, or any department, agency or instrumentality of any of them, such Company has so notified Calliope, in writing, prior to the creation of such Account, and there has been compliance with any governmental notice or approval requirements, including compliance with the Federal Assignment of Claims Act; (r) is a good and valid account representing an undisputed bona fide indebtedness incurred by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an unconditional sale and delivery upon the stated terms of goods sold by such Company or work, labor and/or services rendered by such Company; (s) does not arise out of progress billings prior to completion of the order; (t) the total unpaid Accounts from such Account Debtor does not exceed twenty-five percent (25%) of all Eligible Accounts; (u) such Company’s right to payment is absolute and not contingent upon the fulfillment of any condition whatsoever; (v) such Company is able to bring suit and enforce its remedies against the Account Debtor through judicial process; (w) does not represent interest payments, late or finance charges owing to such Company, and (x) is otherwise satisfactory to Calliope as determined by Calliope in the exercise of its commercially reasonable discretion exercised in good faith. In the event any Company requests that Calliope include within Eligible Accounts certain Accounts of one or more of such Company’s acquisition targets, Calliope shall at the time of such request consider such inclusion, but any such inclusion shall be at the sole option of Calliope and shall at all times be subject to the execution and delivery to Calliope of all such documentation (including, without limitation, guaranty and security documentation) as Calliope may require in its sole discretion.

“Eligible Credit Insured Accounts” means each Account of each Company which conforms to the following criteria: (a) the Account Debtor is not located in the United States, the United Kingdom or Canada, (b) such Account is insured a minimum of ninety-five (95%) under an Ex-Im Bank Multi-Buyer Export Credit Insurance Policy issued by the Export-Import Bank of the United States, with such coverages, terms and amounts acceptable to Calliope in its sole and absolute discretion, which credit insurance policy has been assigned to Calliope on terms and conditions acceptable to Calliope in its sole and absolute discretion and (c) except for the failure to comply with subsection (j) of such definition, is otherwise deemed an “Eligible Account” hereunder.

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“Eligible Purchase Order” means each Purchase Order of each Company which conforms to the following criteria: (a) such Company has irrevocably directed the Approved Leasing Company to make payments of all amounts due under such Purchase Order to the Lockboxes, (b) copies of such Purchase Order and an Approved Lease covering the Products listed in such Purchase Order shall be in form and substance satisfactory to Calliope, (c) the Products set forth in such Purchase Order have been shipped to the applicable Golf Course Customer and Calliope has received satisfactory evidence of such shipment, (d) such Purchase Order shall not be unpaid more than thirty (30) days from the date the Products listed in such Purchase Order have been shipped to the applicable Golf Course Customer, (e) such Purchase Order has not been cancelled by the Approved Leasing Company or the Golf Course Customer named thereon, (f) the Golf Course Customer to whom the Products listed in such Purchase Order have been shipped has not notified the Approved Leasing Company that it is not accepting such Products, (g) if an Approved Leasing Company has succeeded to the rights of the lessor named in the Approved Lease covering the Products listed in such Purchase Order pursuant to an assignment of such Approved Lease by ProLink Solutions, LLC, d/b/a ProLink Capital, the consideration paid by the Approved Leasing Company to ProLink Solutions, LLC, d/b/a ProLink Capital, under such assignment shall not be less than the amount due under such Purchase Order, (h) Calliope has taken such action as it chooses to verify the validity of such Purchase Order which verification may include, without limitation, direct confirmation from the Approved Leasing Company and/or the Golf Course Customer, (i) such Purchase Order, the Products listed thereon and the related Purchase Order Proceeds are free and clear of all Liens except Permitted Liens, and (j) such Purchase Order is otherwise satisfactory to Calliope as determined by Calliope in the exercise of its sole discretion.

“Eligible Subsidiary” means each Subsidiary of the Parent set forth on Exhibit A hereto, as the same may be updated from time to time with Calliope’s written consent.

“Equipment” means all “equipment” as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including any and all machinery, apparatus, equipment, fittings, furniture, Fixtures, motor vehicles and other tangible personal property (other than Inventory) of every kind and description that may be now or hereafter used in such Person’s operations or that are owned by such Person or in which such Person may have an interest, and all parts, accessories and accessions thereto and substitutions and replacements therefor.

“Equity Interests” shall mean, with respect to any Person, any and all shares, rights to purchase, options, warrants, general, limited or limited liability partnership interests, member interests, units, participations or other equivalents of or interest in (regardless of how designated) equity of such Person, whether voting or nonvoting, including common stock, preferred stock, convertible securities or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC (or any successor thereto) under the Exchange Act).

“ERISA” has the meaning given such term in Section 12(bb).

“Event of Default” means the occurrence of any of the events set forth in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Filings” means the Parent’s filings under the Exchange Act made prior to the date of this Agreement.

“Existing Indebtedness” means any and all obligations and liabilities of each Company owing to Comerica Bank, FOC Financial Limited Partnership, Robeco WPG Distressed/Special Situations Overseas, L.P. and Robeco WPG Event-Driven Multi-Strategy Overseas, L.P..

8

“Financial Reporting Controls” has the meaning given such term in Section 12(f)(v).

“Fixtures” means all “fixtures” as such term is defined in the UCC, now owned or hereafter acquired by any Person.

“Formula Amount” means the Receivable Formula Amount and the Purchase Order Formula Amount, collectively.

“GAAP” means generally accepted accounting principles, practices and procedures in effect from time to time in the United States of America.

“General Intangibles” means all “general intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person including all right, title and interest that such Person may now or hereafter have in or under any contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, Software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

“Golf Course Customer” means a golf course owner to which Products are shipped pursuant to a Purchase Order.

“Goods” means all “goods”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in “goods” as defined in the UCC, manufactured homes, fixtures, standing timber that is cut and removed for sale and unborn young of animals.

“Goodwill” means all goodwill, trade secrets, proprietary or confidential information, technical information, procedures, formulae, quality control standards, designs, operating and training manuals, customer lists, and distribution agreements now owned or hereafter acquired by any Person.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

9

“Guaranty Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person for any Indebtedness, lease, dividend or other obligation (the “primary obligation”) of another Person (the “primary obligor”), if the purpose or intent of such Person in incurring such liability, or the economic effect thereof, is to guarantee such primary obligation or provide support, assurance or comfort to the holder of such primary obligation or to protect or indemnify such holder against loss with respect to such primary obligation, including (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of any primary obligation, (b) the incurrence of reimbursement obligations with respect to any letter of credit or bank guarantee in support of any primary obligation, (c) the existence of any Lien, or any right, contingent or otherwise, to receive a Lien, on the property of such Person securing any part of any primary obligation and (d) any liability of such Person for a primary obligation through any Contractual Obligation (contingent or otherwise) or other arrangement (i) to purchase, repurchase or otherwise acquire such primary obligation or any security therefor or to provide funds for the payment or discharge of such primary obligation (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency, working capital, equity capital or any balance sheet item, level of income or cash flow, liquidity or financial condition of any primary obligor, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party to any Contractual Obligation, (iv) to purchase, sell or lease (as lessor or lessee) any property, or to purchase or sell services, primarily for the purpose of enabling the primary obligor to satisfy such primary obligation or to protect the holder of such primary obligation against loss or (v) to supply funds to or in any other manner invest in, such primary obligor (including to pay for property or services irrespective of whether such property is received or such services are rendered); provided, however, that “Guaranty Obligations” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) product warranties given in the ordinary course of business. The outstanding amount of any Guaranty Obligation shall equal the outstanding amount of the primary obligation so guaranteed or otherwise supported or, if lower, the stated maximum amount for which such Person may be liable under such Guaranty Obligation.

“Hedging Agreement” means any Interest Rate Contract, foreign exchange, swap, option or forward contract, spot, cap, floor or collar transaction, any other derivative instrument and any other similar speculative transaction and any other similar agreement or arrangement designed to alter the risks of any Person arising from fluctuations in any underlying variable.

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“Indebtedness” of any Person means, without duplication, any of the following, whether or not matured: (a) all indebtedness for borrowed money (including, without limitation, all principal, interest, fees and charges relating thereto), (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all reimbursement and all obligations with respect to (i) letters of credit, bank guarantees or bankers’ acceptances or (ii) surety, customs, reclamation or performance bonds (in each case not related to judgments or litigation) other than those entered into in the ordinary course of business, (d) all obligations to pay the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business, (e) all obligations created or arising under any conditional sale or other title retention agreement, regardless of whether the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, (f) all Capitalized Lease Obligations, (g) all obligations, whether or not contingent, to purchase, redeem, retire, defease or otherwise acquire for value any of its own Equity Interests (or any Equity Interests of a direct or indirect parent entity thereof) prior to the date that is 180 days after the later of (i) the expiration of the Term Loan Term or (ii) the Revolver Term, valued at, in the case of redeemable preferred Equity Interests, the greater of the voluntary liquidation preference and the involuntary liquidation preference of such Equity Interests plus accrued and unpaid dividends, (h) all payments that would be required to be made in respect of any Hedging Agreement in the event of a termination (including an early termination) on the date of determination and (i) all Guaranty Obligations for obligations of any other Person constituting Indebtedness of such other Person; provided, however, that the items in each of clauses (a) through (i) above shall constitute “Indebtedness” of such Person solely to the extent, directly or indirectly, (x) such Person is liable for any part of any such item, (y) any such item is secured by a Lien on such Person’s property or (z) any other Person has a right, contingent or otherwise, to cause such Person to become liable for any part of any such item or to grant such a Lien.

“Instruments” means all “instruments”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all certificated securities and all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all patents, trademarks, service marks, trade names, copyrights, trade secrets, Licenses, information and other proprietary rights and processes.

“Interest Rate Contracts” means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

“Inventory” means all “inventory”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person’s business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

“Investment Property” means all “investment property”, as such term is defined in the UCC, now owned or hereafter acquired by any Person, wherever located.

“Investor First Refusal Rights” means those rights granted by the Parent to Qualified Investors (as defined in the SPA) pursuant to Section 4.8 of the SPA, as in effect on the date hereof.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

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“License” means any rights under any written agreement now or hereafter acquired by any Person to use any trademark, trademark registration, copyright, copyright registration or invention for which a patent is in existence or other license of rights or interests now held or hereafter acquired by any Person.

“Lien” means any mortgage, security deed, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction.

“Loans” means the Revolving Loans, the Term Loan and all other extensions of credit hereunder and under any Ancillary Agreement.

“Lockboxes” has the meaning given such term in Section 8(a).

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, liabilities, condition (financial or otherwise), properties, operations or prospects of any Company or any of its Subsidiaries (taken individually and as a whole), (b) any Company’s or any of its Subsidiary’s ability to pay or perform the Obligations in accordance with the terms hereof or any Ancillary Agreement, (c) the sufficiency and/or value of the Collateral, the Liens on the Collateral or the priority of any such Lien or (d) the practical realization of the benefits of Calliope’s rights and remedies under this Agreement and the Ancillary Agreements. Without limiting the foregoing, any event or occurrence adverse to any Company that results or could reasonably be expected to result in costs and/or liabilities or loss of revenues, individually or in the aggregate to such Company in excess of 30% of such Company’s revenue shall constitute a Material Adverse Effect.

“NASD” has the meaning given such term in Section 13(b).

“Note Shares” has the meaning given such term in Section 12(a).

“Notes” means the Secured Revolving Note and the Secured Convertible Term Note made by Companies in favor of Calliope in connection with the transactions contemplated hereby, as each of the same may be amended, supplemented, restated and/or otherwise modified from time to time.

“Obligations” means all Loans, all advances, debts, liabilities, obligations, covenants and duties owing by each Company and each of its Subsidiaries to Calliope (or any corporation that directly or indirectly controls or is controlled by or is under common control with Calliope) of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money or the performance or non-performance of any act), direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, whether existing by operation of law or otherwise now existing or hereafter arising including any debt, liability or obligation owing from any Company and/or each of its Subsidiaries to others which Calliope may have obtained by assignment or otherwise and further including all interest (including interest accruing at the then applicable rate provided in this Agreement after the maturity of the Loans and interest accruing at the then applicable rate provided in this Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), charges or any other payments each Company and each of its Subsidiaries is required to make by law or otherwise arising under or as a result of this Agreement or the Ancillary Agreements, together with all reasonable expenses and reasonable attorneys’ fees chargeable to the Companies’ or any of their Subsidiaries’ accounts or incurred by Calliope in connection therewith.

12

“Payment Intangibles” means all “payment intangibles” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including, a General Intangible under which the Account Debtor’s principal obligation is a monetary obligation.

“Permitted Liens” means (a) Liens of carriers, warehousemen, artisans, bailees, mechanics and materialmen incurred in the ordinary course of business securing sums not overdue; (b) Liens incurred in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, relating to employees, securing sums (i) not overdue or (ii) being diligently contested in good faith provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; (c) Liens in favor of Calliope; (d) Liens for taxes (i) not yet due or (ii) being diligently contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Companies and their Subsidiaries, as applicable, in conformity with GAAP; and which have no effect on the priority of Liens in favor of Calliope or the value of the assets in which Calliope has a Lien; (e) Purchase Money Liens securing Purchase Money Indebtedness to the extent permitted in this Agreement and (f) Liens specified on Schedule 2.

“Person” means any individual, sole proprietorship, partnership, limited liability partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof), and shall include such Person’s successors and assigns.

“Principal Market” means the NASD Over The Counter Bulletin Board, NASDAQ Capital Market, NASDAQ National Market System, American Stock Exchange or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock).

“Proceeds” means “proceeds”, as such term is defined in the UCC and, in any event, shall include: (a) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Company or any other Person from time to time with respect to any Collateral; (b) any and all payments (in any form whatsoever) made or due and payable to any Company from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, governmental authority, bureau or agency (or any person acting under color of governmental authority); (c) any claim of any Company against third parties (i) for past, present or future infringement of any Intellectual Property or (ii) for past, present or future infringement or dilution of any trademark or trademark license or for injury to the goodwill associated with any trademark, trademark registration or trademark licensed under any trademark License; (d) any recoveries by any Company against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (e) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; (f) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral; and (g) Purchase Order Proceeds.

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“Product” means the finished goods to be purchased by an Approved Leasing Company and delivered to a Golf Course Customer pursuant to a Purchase Order.

“ProLink UK” means ProLink UK, Ltd., a company organized under the laws of England and Wales.

“Purchase Money Indebtedness” means (a) any indebtedness incurred for the payment of all or any part of the purchase price of any fixed asset, including indebtedness under capitalized leases, (b) any indebtedness incurred for the sole purpose of financing or refinancing all or any part of the purchase price of any fixed asset, and (c) any renewals, extensions or refinancings thereof (but not any increases in the principal amounts thereof outstanding at that time).

“Purchase Money Lien” means any Lien upon any fixed assets that secures the Purchase Money Indebtedness related thereto but only if such Lien shall at all times be confined solely to the asset the purchase price of which was financed or refinanced through the incurrence of the Purchase Money Indebtedness secured by such Lien and only if such Lien secures only such Purchase Money Indebtedness.

“Purchase Order” means a purchase order delivered to any Company from an Approved Leasing Company in the ordinary course of its business.

“Purchase Order Availability” means the lesser of (a) ninety percent (90%) of the Purchase Order Price set forth in the Eligible Purchase Orders and (b) $1,000,000; provided, however, that in calculating the amount of Purchase Order Availability, the aggregate amount of availability generated from Approved Leases with Approved Leasing Companies other than US Express Leasing or VGM Financial shall not exceed $200,000 at any time.

“Purchase Order Formula Amount” has the meaning given such term in Section 2(a)(i)(B).

“Purchase Order Inventory” means the Inventory consisting of Products required to satisfy a Purchase Order.

“Purchase Order Invoice” means the invoice rendered upon delivery of the Products pursuant to a Purchase Order.

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“Purchase Order Price” means the purchase price set forth in the Purchase Order to be paid by an Approved Leasing Company for Products that are shipped to a Golf Course Customer.

“Purchase Order Proceeds” means payments received on account of Purchase Order Invoices (whether paid by a Approved Leasing Company or any other Person).

“Purchase Order Revolving Loans” has the meaning given such term in Section 2(a)(i)(B).

“Registration Rights Agreements” means that certain Registration Rights Agreement dated as of the Closing Date by and between the Parent and Calliope and each other registration rights agreement by and between the Parent and Calliope, as each of the same may be amended, modified and supplemented from time to time.

“Revolver Term” means the Closing Date through the close of business on the day immediately preceding the second anniversary of the Closing Date, subject to acceleration at the option of Calliope upon the occurrence of an Event of Default hereunder or other termination hereunder.

“Revolving Loans” has the meaning given such term in Section 2(a)(i)(B).

“SEC” means the Securities and Exchange Commission.

“SEC Reports” has the meaning given such term in Section 12(u).

“Secured Revolving Note” means that certain Secured Revolving Note dated as of the Closing Date made by the Companies in favor of Calliope in the original face amount of Five Million Dollars ($5,000,000), as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

“Secured Convertible Term Note” means that certain Secured Convertible Term Note dated as of the Closing Date made by the Companies in favor of Calliope in the original face amount of Four Million Dollars ($4,000,000), as the same may be amended, supplemented, restated and/or otherwise modified from time to time.

“Securities” means the Notes and the Warrants and the shares of Common Stock which may be issued pursuant to conversion of the Secured Convertible Term Note in whole or in part exercise of such Warrants.

“Securities Act” has the meaning given such term in Section 12(r).

“Security Documents” means all security agreements, mortgages, cash collateral deposit letters, pledges and other agreements which are executed in connection with this Agreement by any Company or any of its Subsidiaries in favor of Calliope.

15

“Software” means all “software” as such term is defined in the UCC, now owned or hereafter acquired by any Person, including all computer programs and all supporting information provided in connection with a transaction related to any program.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person; (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute and unreasonably small capital. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“SPA” means that certain Securities Purchase Agreement dated as of December 31, 2006 by and among ProLink Holdings Corp. and the investors listed on the Schedule of Investors attached thereto as in effect on the date thereof.

“Stock” means all certificated and uncertificated shares, options, warrants, membership interests, general or limited partnership interests, participation or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Securities Exchange Act of 1934).

“Subsidiary” means, with respect to any Person, (i) any other Person whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors or other governing body of such other Person, are owned, directly or indirectly, by such Person or (ii) any other Person in which such Person owns, directly or indirectly, more than 50% of the equity interests at such time.

“Supporting Obligations” means all “supporting obligations” as such term is defined in the UCC.

“Term” means (a) with respect to the Revolving Loans, the Revolver Term and (b) with respect to the Term Loan, the Term Loan Term.

“Term Loan” has the meaning given such term in Section 2(b).

“Term Loan Term” means the Closing Date through the close of business on the day immediately preceding the fifth anniversary of the Closing Date, subject to acceleration at the option of Calliope upon the occurrence of an Event of Default hereunder or other termination hereunder.

16

“UCC” means the Uniform Commercial Code as the same may, from time to time be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Calliope’s Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that UCC is used to define any term herein or in any Ancillary Agreement and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern.

“Warrant Shares” has the meaning given such term in Section 12(a).

“Warrants” means those certain Common Stock Purchase Warrants dated as of the Closing Date made by the Parent in favor of Calliope and each other warrant made by the Parent in favor Calliope, as each of the same may be amended, restated, modified and/or supplemented from time to time.

17

Exhibit A

Eligible Subsidiaries

ProLink Solutions, LLC

Exhibit B

Borrowing Base Certificate

As of __________ __, 200__

ACCOUNTS RECEIVABLE per __________ Aging			0.00

Ineligible Accounts:
Accounts over 90 days from Invoice Date		0.00
Credit Balances Over 90 days from Invoice Date		0.00
Intercompany and Affiliate Accounts		0.00
25% Concentration Cap		0.00
Contra Accounts		0.00
Cash Sales and COD Accounts		0.00
Non-Eligible Foreign Receivables		0.00
Government Receivables (without Assignment of Claims)		0.00
Discounts, Credits and Allowances		0.00
Cross-age (25% Past Due)		0.00
Bill and Hold Invoices		0.00
Finance/Service/Late Charges		0.00
Other:		0.00	0.00

ELIGIBLE ACCOUNTS RECEIVABLE			0.00

ELIGIBLE CREDIT INSURED ACCOUNTS RECEIVABLE			0.00

Accounts Receivable Advance Rate	90%

ACCOUNTS RECEIVABLE AVAILABILITY			0.00

ELIGIBLE PURCHASE ORDERS			0.00

Purchase Order Advance Rate	90%
Purchase Order Cap	$1,000,000
Non USXL/VGM Purchase Order Sublimit	$200,000

PURCHASE ORDER AVAILABILITY			0.00

TOTAL AVAILABILITY			0.00

Less Reserves			0.00

NET AVAILABILITY			0.00

REVOLVING CREDIT LINE		$4,000,000

NET BORROWING AVAILABILITY (Lesser of Line or Net Availability)			0.00

Less: Calliope Revolving Loans			0.00

EXCESS/(DEFICIT) AVAILABILITY			0.00

The undersigned hereby certifies that all of the foregoing information regarding the Eligible Accounts, Eligible Credit Insured Accounts and Eligible Purchase Orders are true and correct on the date hereof and all such Accounts and Purchase Orders listed as eligible are eligible within the meaning given such term in the Security Agreement dated as of August 17, 2007 among ProLink Holdings Corp., the other companies named therein and Calliope Capital Corporation.

PROLINK HOLDINGS CORP., as Company Agent

By:
Name:
Title:

2

Exhibit C

Compliance Certificate

See attached.